Exhibit 4.4

AMENDED AND RESTATED SHAREHOLDERS AGREEMENT
THIS AMENDED AND RESTATED SHAREHOLDERS AGREEMENT (this “Agreement”) is entered into on February 12, 2020 by and among:

1.	Agora, Inc., a company incorporated under the Laws of Cayman Islands (the “Company”);

2.	Mr. ZHAO Bin (赵斌), a citizen of the PRC with the identification card number 1101**********1835 (the “Founder”);

3.	Soundscape Limited, a company incorporated under the Laws of the British Virgin Islands and wholly owned by the Founder (the “BVI Company 1”);

4.	VoiceCrew Limited, a company incorporated under the Laws of the British Virgin Islands and wholly owned by the Founder (the “BVI Company 2”);

5.
YY TZ Limited, a company incorporated under the Laws of the British Virgin Islands (the “Founder Investco”, together with the BVI Company 1 and BVI Company 2, each a “BVI Company” and together, the “BVI Companies”);

6.
Each of the persons set forth in Schedule I-A attached hereto (together with the Company and any direct and indirect Subsidiaries of the foregoing, the “Group Companies”, and each, a “Group Company”); and

7.
Each of the persons set forth in Schedule I-B attached hereto, and if applicable, each other Person who has become a party to this Agreement pursuant to Section 13.24 hereof (collectively, the “Investors”, and each, an “Investor”).

Each of the parties listed above referred to herein individually as a “Party” and collectively as the “Parties”.
RECITALS

A
The Company, the BVI Companies, the Investors and the Cayman Co entered into a Share Swap Agreement on January 19, 2020 (the “Share Swap Agreement”), pursuant to which the Company issued certain Shares to the BVI Companies and the Investors on the term and conditions set forth therein.

B
The current shareholders of the Company immediately prior to the date hereof, the BVI Companies and the Group Companies entered into a Shareholders Agreement, dated January 19, 2020 (the “Prior Agreement”).

C
Certain Investors have agreed to purchase from the Company, and the Company has agreed to sell, allot and issue to such Investors, certain Series C+ Preferred Shares of the Company on the terms and conditions set forth in the Series C+ Convertible Redeemable Share Purchase Agreement dated February 12, 2020 by and among the Group Companies, the Founder and such Investors (the “Purchase Agreement”).

D
The Purchase Agreement provides that it is a condition precedent to the consummation of the transactions contemplated under the Purchase Agreement that the Parties amend and restate the Prior Agreement and enter into this Agreement.

E	The Investors desire to enter into this Agreement and to accept the rights, covenants and obligations hereof.

F
The Parties desire to enter into this Agreement and make the respective representations, warranties, covenants and agreements set forth herein on the terms and conditions set forth herein which shall amend, supersede and replace the Prior Agreement in its entirety.

WITNESSETH
NOW, THEREFORE, in consideration of the foregoing recitals, the mutual promises hereinafter set forth, and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Parties intending to be legally bound hereto hereby agree as follows:
1.Definitions.
1.1    The following terms shall have the meanings ascribed to them below:
“Administrator” shall have the meaning set forth in the ESOP.
“Affiliate” means, with respect to a Person, any other Person that, directly or indirectly, Controls, is Controlled by or is under common Control with such Person. In the case of an Investor, the term “Affiliate” also includes (v) any shareholder of such Investor, (w) any of such shareholder’s or Investor’s general partners or limited partners, (x) the fund manager managing such shareholder or Investor (and general partners, limited partners and officers thereof) and other funds managed by such fund manager, and (y) trusts controlled by or for the benefit of any such Person referred to in (v), (w) or (x).
“Applicable Securities Laws” means (i) with respect to any offering of securities in the United States, or any other act or omission within that jurisdiction, the securities laws of the United States, including the Exchange Act and the Securities Act, and any applicable Law of any state of the United States, and (ii) with respect to any offering of securities in any jurisdiction other than the United States, or any related act or omission in that jurisdiction, the applicable Laws of that jurisdiction.
“Associate(s)” means, with respect to any Person, (1) a corporation or organization (other than the Group Companies) of which such Person is an officer or partner or is, directly or indirectly, the beneficial owner of ten percent (10%) or more of any class of Equity Securities of such corporation or organization, (2) any trust or other estate in which such Person has a substantial beneficial interest or as to which such Person serves as trustee or in a similar capacity, or (3) any relative or spouse of such Person, or any relative of such spouse, who has the same home as such Person.

2	Shareholders Agreement

“Big 4” means any of Pricewaterhouse Coopers, KPMG International, Deloitte Touche Tohmatsu, or Ernst & Young, or any successor company thereto.
“Board” or “Board of Directors” means the board of directors of the Company.
“Business Day(s)” means any day that is not a Saturday, Sunday, legal holiday or other day on which commercial banks are required or authorized by law to be closed in the Cayman Islands, the British Virgin Islands, the United States, the PRC or Hong Kong, with respect to any action to be undertaken or notice to be given in such jurisdiction.
“Charter Documents” means, with respect to a particular legal entity, the articles of incorporation, certificate of incorporation, formation or registration (including, if applicable, certificates of change of name), memorandum of association, articles of association, bylaws, articles of organization, certificate of formation, limited liability company agreement, trust deed, trust instrument, operating agreement, joint venture agreement, business license, or similar or other constitutive, governing, or charter documents, or equivalent documents, of such entity.
“Closing” means the closing of the transactions contemplated under the Purchase Agreement.
“Coatue” means Coatue PE Asia XVI LLC.
“Co-Investment Agreements” shall have the meaning set forth in the Purchase Agreement.
“Commission” means (i) with respect to any offering of securities in the United States, the Securities and Exchange Commission of the United States or any other federal agency at the time administering the Securities Act, and (ii) with respect to any offering of securities in a jurisdiction other than the United States, the regulatory body of the jurisdiction with authority to supervise and regulate the offering or sale of securities in that jurisdiction.
“Consent” means any consent, approval, authorization, release, waiver, permit, grant, franchise, concession, agreement, license, exemption or order of, registration, certificate, declaration or filing with, or report or notice to, any Person, including any Governmental Authority.
“Contract” means, a contract, agreement, understanding, indenture, note, bond, loan, instrument, lease, mortgage, franchise, license, commitment, purchase order, purchasing arrangement and other legally binding arrangement, whether written or oral.
“Control” of a given Person means the power or authority, whether exercised or not, to direct the business, management and policies of such Person, directly or indirectly, whether through the ownership of voting securities, by Contract or otherwise; provided, that such power or authority shall conclusively be presumed to exist upon possession of beneficial ownership or power to direct the vote of more than fifty percent (50%) of the votes entitled to be cast at a meeting of the members or shareholders of such Person or power to control the composition of a majority of the board of directors of such Person. The terms “Controlled” and “Controlling” have meanings correlative to the foregoing.

3	Shareholders Agreement

“Conversion Shares” means Ordinary Shares issuable upon conversion of any Preferred Shares.
“Conversion Price” shall have meaning set forth in the Memorandum and Articles.
“Director” means a director serving on the Board.
“Equity Securities” means, with respect to any Person that is a legal entity, any and all shares of capital stock, membership interests, units, profits interests, ownership interests, equity interests, registered capital, and other equity securities of such Person, and any right, warrant, option, call, commitment, conversion privilege, preemptive right or other right to acquire any of the foregoing, or security convertible into, exchangeable or exercisable for any of the foregoing, or any Contract providing for the acquisition of any of the foregoing.
“ESOP” means the equity incentive plan of the Company adopted by the Board on August 8, 2014, pursuant to which certain Ordinary Shares are reserved for issuance to employees, directors and consultants of the Company, as duly amended by the Board on January 19, 2020.
“Exchange Act” means the United States Securities Exchange Act of 1934, as amended.
“Form F-3” means Form F-3 promulgated by the Commission under the Securities Act or any successor form or substantially similar form then in effect.
“Form S-3” means Form S-3 promulgated by the Commission under the Securities Act or any successor form or substantially similar form then in effect.
“GAAP” means the generally accepted accounting principles of the United States of America.
“Governmental Authority” means any government of any nation or any federation, province or state or any other political subdivision thereof, any entity, authority or body exercising executive, legislative, judicial, regulatory or administrative functions of or pertaining to government, including any government authority, agency, department, board, commission or instrumentality of any country, or any political subdivision thereof, any court, tribunal or arbitrator, and any self-regulatory organization.
“Governmental Order(s)” means any applicable order, ruling, decision, verdict, decree, writ, subpoena, mandate, precept, command, directive, consent, approval, award, judgment, injunction or other similar determination or finding by, before or under the supervision of any Governmental Authority.
“Group” means all of the Group Companies collectively.
“Holders” means the holders of Registrable Securities who are parties to this Agreement from time to time, and their permitted transferees that become parties to this Agreement from time to time.

4	Shareholders Agreement

“Hong Kong” means the Hong Kong Special Administrative Region, the People’s Republic of China.
“Indebtedness” of any Person means, without duplication, each of the following of such Person: (i) all indebtedness for borrowed money, (ii) all obligations issued, undertaken or assumed as the deferred purchase price of property or services (other than trade payables entered into in the ordinary course of business), (iii) all reimbursement or payment obligations with respect to letters of credit, surety bonds and other similar instruments, (iv) all obligations evidenced by notes, bonds, debentures or similar instruments, including obligations so evidenced that are incurred in connection with the acquisition of properties, assets or businesses, (v) all indebtedness created or arising under any conditional sale or other title retention agreement, or incurred as financing, in either case with respect to any property or assets acquired with the proceeds of such indebtedness (even though the rights and remedies of the seller or bank under such agreement in the event of default are limited to repossession or sale of such property), (vi) all obligations that are capitalized in accordance with GAAP, (vii) all obligations under banker’s acceptance, letter of credit or similar facilities, (viii) all obligations to purchase, redeem, retire, defease or otherwise acquire for value any Equity Securities of such Person, (ix) all obligations in respect of any interest rate swap, hedge or cap agreement, and (x) all guarantees issued in respect of the Indebtedness referred to in clauses (i) through (ix) above of any other Person, but only to the extent of the Indebtedness guaranteed.
“Initiating Holders” means, with respect to a request duly made under Section 2.1 or Section 2.2 to Register any Registrable Securities, the Holders initiating such request.
“Intellectual Property” means any and all (i) patents, patent rights and applications therefor and reissues, reexaminations, continuations, continuations-in-part, divisions, and patent term extensions thereof, (ii) inventions (whether patentable or not), discoveries, improvements, concepts, innovations and industrial models, (iii) registered and unregistered copyrights, copyright registrations and applications, mask works and registrations and applications therefor, author’s rights and works of authorship (including artwork, software, computer programs, source code, object code and executable code, firmware, development tools, files, records and data, and related documentation), (iv) URLs, web sites, web pages and any part thereof, (v) technical information, know-how, trade secrets, drawings, designs, design protocols, specifications, proprietary data, customer lists, databases, proprietary processes, technology, formulae, and algorithms, (vi) trade names, trade dress, trademarks, domain names, service marks, logos, business names, and registrations and applications therefor, and (vii) the goodwill symbolized or represented by the foregoing.
“IPO” means the first firm underwritten registered public offering by the Company of its Ordinary Shares pursuant to a Registration Statement that is filed with and declared effective by either the Commission under the Securities Act or another Governmental Authority for a public offering in a jurisdiction other than the United States.
“Joinder Agreement” means a joinder agreement in substantially the form of Exhibit A attached hereto.

5	Shareholders Agreement

“Key Employee(s)” means all employees of the Group Companies with positions of president, chief executive officer, chief financial officer, chief operating officer, chief technical officer, chief sales and marketing officer, general manager, any other managers reporting directly to any Group Company’s board of directors, president or chief executive officer, and any other employee with the title of “vice president” or higher and any other employees with responsibilities similar to any of the foregoing.
“Law” or “Laws” means any and all provisions of any applicable constitution, treaty, statute, law, regulation, ordinance, code, rule, or rule of common law, any governmental approval, concession, grant, franchise, license, agreement, directive, requirement, or other governmental restriction or any similar form of decision of, or determination by, or any interpretation or administration of any of the foregoing by, any Governmental Authority, in each case as amended, and any and all applicable Governmental Orders.
“Lien” means any claim, charge, easement, encumbrance, lease, covenant, security interest, lien, option, pledge, rights of others, or restriction (whether on voting, sale, transfer, disposition or otherwise), whether imposed by Contract, understanding, law, equity or otherwise, excluding Permitted Liens.
“Losses” means any and all losses, claims, actions, damages, diminution in value and liabilities, including, without limitation, reasonable attorneys’ fees and disbursements and all other reasonable expenses incurred in investigating, preparing, compromising or defending against any such litigation, commenced or threatened, or any claim whatsoever and all amounts paid in settlement of any such claim or litigation, to which any of the Indemnified Persons may become subject under the Securities Act or any other Law or otherwise, excluding any special, consequential, indirect, punitive, incidental, exemplary or other similar damages or damages based upon lost profits, lost revenues or loss of business opportunity or reputation.
“Majority Preferred Holders” means the holders of in excess of fifty percent (50%) of the voting power of the then outstanding Preferred Shares (voting as a single class and calculated on as-converted basis).
“Majority Series A Preferred Holders” means the holders of in excess of fifty percent (50%) of the voting power of the then outstanding Series A Preferred Shares (voting as a single class).
“Majority Series B Preferred Holders” means the holders of in excess of fifty percent (50%) of the voting power of the then outstanding Series B Preferred Shares (voting as a single class).
“Majority Series B+ Preferred Holders” means the holders of in excess of fifty percent (50%) of the voting power of the then outstanding Series B+ Preferred Shares (voting as a single class).
“Majority Series C Preferred Holders” means the holders of in excess of fifty percent (50%) of the voting power of the then outstanding Series C Preferred Shares (voting as a single class).
“Majority Series C+ Preferred Holders” means the holders of in excess of fifty percent (50%) of the voting power of the then outstanding Series C+ Preferred Shares (voting as a single class).

6	Shareholders Agreement

“Material Adverse Effect” means any event, circumstance, condition, occurrence or situation or any combination of the foregoing that has or would be reasonably expected to have a material and adverse effect upon the conditions (financial or otherwise), business, properties or results of operations of the Group Companies taken as a whole, provided, however, that none of the following will constitute a Material Adverse Effect: any event, occurrence, fact, condition, change or development resulting from (i) any outbreak or escalation of war or major hostilities or any act of terrorism or any natural disaster or other force majeure event; (ii) changes in Laws, generally accepted accounting principles or enforcement or interpretation thereof; (iii) changes that generally affect the industries and markets in which the Group Companies operate to the extent such changes do not have a materially disproportionate adverse effect relative to other similarly situated industry participants; (iv) changes in financial markets, general economic conditions (including prevailing interest rates, exchange rates, commodity prices and fuel costs) or political or social conditions to the extent such changes do not have a materially disproportionate adverse effect relative to other similarly situated industry participants; or (v) any action taken or failed to be taken pursuant to or in accordance with the Transaction Documents at the request of, or consented to by, the Investors.
“Memorandum and Articles” means the Fourth Amended and Restated Memorandum of Association of the Company and the Fourth Amended and Restated Articles of Association of the Company, as each may be amended and/or restated from time to time.
“Morningside Fund II” means Morningside China TMT Special Opportunity Fund II, L.P.
“Morningside Fund IV” means Morningside China TMT Fund IV Co-Investment, L.P.
“Ordinary Holders” means holders of any Ordinary Shares of the Company (other than the Investors) and each an “Ordinary Holder”.
“Ordinary Share Equivalents” means any Equity Security which is by its terms convertible into or exchangeable or exercisable for Ordinary Shares or other share capital of the Company, including without limitation, the Preferred Shares.
“Ordinary Shares” means the Company’s ordinary shares, par value US$0.0001 per share and each an “Ordinary Share”.
“Permitted Liens” means, collectively, (i) Liens for taxes, assessments and similar charges that are not yet due or are being contested in good faith, (ii) mechanic’s, materialman’s, carrier’s, repairer’s and other similar Liens arising or incurred in the ordinary course of business or that are not yet due and payable or are being contested in good faith, and (iii) other Liens which would not have a Material Adverse Effect.
“Person(s)” means any individual, corporation, partnership, limited partnership, proprietorship, association, limited liability company, firm, trust, estate or other enterprise or entity.
“PRC” means the People’s Republic of China, but solely for the purposes of this Agreement, excluding Hong Kong, the Macau Special Administrative Region and the islands of Taiwan.

7	Shareholders Agreement

“Preferred Holders” means, collectively, the Series A Preferred Holders, Series B Preferred Holders, Series B+ Preferred Holders, Series C Preferred Holders and the Series C+ Preferred Holders (with each of such Preferred Holders being referred to as a “Preferred Holder”).
“Preferred Shares” means, collectively, the Series A Preferred Shares, Series B Preferred Shares, Series B+ Preferred Shares, Series C Preferred Shares and Series C+ Preferred Shares (with each of such Preferred Shares being referred to as a “Preferred Share”).
“Public Official” means any executive, official, or employee of a Governmental Authority, political party or member of a political party, political candidate; executive, employee or officer of a public international organization; or director, officer or employee or agent of a wholly owned or partially state-owned or controlled enterprise, including a PRC state-owned or controlled enterprise.
“Qualified IPO” has the meaning given to such term in the Memorandum and Articles.
“Registrable Securities” means (i) the Ordinary Shares issued or issuable upon conversion of the Preferred Shares, (ii) any Ordinary Shares of the Company issued as a dividend or other distribution with respect to, in exchange for, or in replacement of, the shares referenced in (i) herein, and (iii) any Ordinary Shares owned or hereafter acquired by the Investors; excluding in all cases, however, any of the foregoing sold by a Person in a transaction other than an assignment pursuant to Section 13.3. For purposes of this Agreement, Registrable Securities shall cease to be Registrable Securities when such Registrable Securities have been disposed of pursuant to an effective Registration Statement.
“Registration” means a registration effected by preparing and filing a Registration Statement and the declaration or ordering of the effectiveness of that Registration Statement; and the terms “Register” and “Registered” have meanings concomitant with the foregoing.
“Registration Statement” means a registration statement prepared on Form F-1, F-3, S-1, or S-3 under the Securities Act (including, without limitation, Rule 415 under the Securities Act), or on any comparable form in connection with registration in a jurisdiction other than the United States.
“Restricted Shares Agreements” means certain amended and restated restricted shares agreements dated February 12, 2020 entered into by and among the Restricted Shareholders, the Company, the Investors and certain other parties thereto, as may be amended and/or restated from time to time.
“Restricted Shareholders” means the BVI Company 1, the BVI Company 2 and their respective successors, assigns or transferees in connection with a transfer in compliance with this Agreement.
“Restructuring Documents” means (i) the exclusive call option agreement (转让期权协议 ) by and among the WFOE, Shanghai Zhaoyan and all the shareholders of Shanghai Zhaoyan dated as of June 18, 2015; (ii) the equity pledge agreement (股权质押协议) by and among the WFOE, Shanghai Zhaoyan and all the shareholders of Shanghai Zhaoyan dated as of June 18, 2015; (iii)

8	Shareholders Agreement

the exclusive technology service agreement (独家咨询与服务协议) between the WFOE and Shanghai Zhaoyan dated as of June 18, 2015; (iv) the power of attorney (股东表决权委托协议) by and among the WFOE, Shanghai Zhaoyan and all the shareholders of Shanghai Zhaoyan dated June 18, 2015; and (v) the spousal consent dated as of May 18, 2017 and delivered by the spouse of Founder.
“Right of First Refusal and Co-Sale Agreement” means the Amended and Restated Right of First Refusal and Co-Sale Agreement entered into by and among the parties hereof concurrently with this Agreement, as it may be amended and/or restated from time to time.
“SAFE” means the State Administration of Foreign Exchange of the PRC and its local branches.
“SAFE Rules and Regulations” means the Circular on Several Issues Regarding The Foreign Exchange Administration On The Oversea Investment, Financing And Roundtrip Investment By Chinese Domestic Residents Through Special Purpose Companies (《国家外汇管理局关于境内居民通过特殊目的公司境外投融资及返程投资外汇管理有关问题的通知》[汇发༈2014༉37号]), which was promulgated by SAFE on July 4, 2014 and became effective on the same date, and any other related guidelines, implementing rules, reporting and registration requirements issued by SAFE.
“Securities Act” means the United States Securities Act of 1933, as amended.
“Series A Preferred Holders” means the holders of Series A Preferred Shares of the Company and each a “Series A Preferred Holder”.
“Series A Preferred Shares” means the Series A Preferred Shares of the Company, par value US$0.0001 per share, with the rights and privileges as set forth in the Memorandum and Articles, and each a “Series A Preferred Share”.
“Series B Preferred Holders” means the holders of Series B Preferred Shares of the Company, and each a “Series B Preferred Holder”.
“Series B Preferred Shares” means the Series B Convertible Redeemable Preferred Shares of the Company, par value US$0.0001 per share, with the rights and privileges as set forth in the Memorandum and Articles, and each a “Series B Preferred Share”.
“Series B+ Investors” means (i) SIG, (ii) Shunwei, (iii) Morningside Fund II and Morningside Fund IV, (iv) GGV Fund and (v) GGV Capital, and their successors, assigns and transferees, individually and collectively; and each a “Series B+ Investor”.
“Series B+ Preferred Holders” means the holders of Series B+ Preferred Shares of the Company, and each a “Series B+ Preferred Holder”.
“Series B+ Preferred Shares” means the Series B+ Convertible Redeemable Preferred Shares of the Company, par value US$0.0001 per share, with the rights and privileges as set forth in the Memorandum and Articles, and each a “Series B+ Preferred Share”.

9	Shareholders Agreement

“Series C Investors” means (i) Coatue, (ii) SIG Fund I, (iii) Shunwei and (iv) Morningside Fund II and Morningside Fund IV, and their respective successors, assigns and transferees, individually and collectively; and each a “Series C Investor”.
“Series C Preferred Holders” means the holders of Series C Preferred Shares of the Company, and each a “Series C Preferred Holder”.
“Series C Preferred Shares” means the Series C Convertible Redeemable Preferred Shares of the Company, par value US$0.0001 per share, with the rights and privileges as set forth in the Memorandum and Articles, and each a “Series C Preferred Share”.
“Series C+ Investors” means (i) Tiger, (ii) Coatue, and (iii) if applicable, each other Person who has become a party to this Agreement pursuant to Section 13.24 hereof or has acquired any Series C+ Preferred Share in compliance with this Agreement, the Right of First Refusal & Co-Sale Agreement and the Memorandum and Articles, and their respective successors, assigns and transferees, individually and collectively; and each a “Series C+ Investor”.
“Series C+ Preferred Holders” means the holders of Series C+ Preferred Shares of the Company, and each a “Series C+ Preferred Holder”.
“Series C+ Preferred Shares” means the Series C+ Convertible Redeemable Preferred Shares of the Company, par value US$0.0001 per share, with the rights and privileges as set forth in the Memorandum and Articles, and each a “Series C+ Preferred Share”.
“Shareholders” means the holders of any Share, and each a “Shareholder”.
“Shares” means the Ordinary Shares and the Preferred Shares.
“Subsidiary” means, with respect to any given Person, any other Person that is Controlled directly or indirectly by such given Person.
“Supermajority Preferred Holders” means the holders of at least seventy-five percent (75%) of the voting power of the then outstanding Preferred Shares (voting as a single class and calculated on as-converted basis).
“Supermajority Series A Preferred Holders” means the holders of at least seventy-five percent (75%) of the voting power of the then outstanding Series A Preferred Shares (voting as a single class).
“Supermajority Series B Preferred Holders” means the holders of at least seventy-five percent (75%) of the voting power of the then outstanding Series B Preferred Shares (voting as a single class).
“Supermajority Series B+ Preferred Holders” means the holders of at least seventy-five percent (75%) of the voting power of the then outstanding Series B+ Preferred Shares (voting as a single class).

10	Shareholders Agreement

“Supermajority Series C Preferred Holders” means the holders of at least seventy-five percent (75%) of the voting power of the then outstanding Series C Preferred Shares (voting as a single class).
“Supermajority Series C+ Preferred Holders” means the holders of at least seventy-five percent (75%) of the voting power of the then outstanding Series C+ Preferred Shares (voting as a single class).
“Tiger” means Internet Fund VI Pte. Ltd.
“Trade Sale” means any the following events:
(1)    any consolidation, amalgamation, scheme of arrangement or merger of any Group Company with or into any other Person or other corporate reorganization, in which the members or shareholders of such Group Company immediately prior to such consolidation, amalgamation, merger, scheme of arrangement or reorganization, own less than fifty percent (50%) of such Group Company’s voting power in the aggregate immediately after such consolidation, merger, amalgamation, scheme of arrangement or reorganization, or any transaction or series of related transactions to which such Group Company is a party in which in excess of fifty percent (50%) of such Group Company’s voting power is transferred;
(2)    a sale, transfer, lease or other disposition of all or substantially all of the assets of any Group Company (or any series of related transactions resulting in such sale, transfer, lease or other disposition of all or substantially all of the assets of such Group Company); or
(3)    the exclusive licensing of all or substantially all of any Group Company’s intellectual property to a third party.
“Transaction Documents” means the Share Swap Agreement, the Memorandum and Articles, this Agreement, the Right of First Refusal and Co-Sale Agreement, the Restricted Shares Agreements, the Restructuring Documents and the Purchase Agreement.
“U.S.” means the United States of America.
1.2    Other Defined Terms. The following terms shall have the meanings defined for such terms in the Sections set forth below:

Additional Number	Section 7.4(ii)
Agreement	Preamble
Arbitration Notice	Section 13.5(i)
Breaching Party	Section 13.10
BVI Company 1	Preamble
BVI Company 2	Preamble
BVI Company(ies)	Preamble

11	Shareholders Agreement

Cayman Co	Schedule I-A
Chairman	Section 9.1(iv)
Company	Preamble
Confidential Information	Section 12.6 (i)
CRCM	Schedule I-B
Disclosing Party	Section 12.6 (iii)
Dispute	Section 13.5(i)
Dragged Shareholders	Section 11.1(ii)
Drag-Along Holders	Section 11.1(i)
Drag-Along Notice	Section 11.3
Drag-Along Sale	Section 11.1(i)
Drag-Along Sale Date	Section 11.3
Exempt Registrations	Section 3.4
First Participation Notice	Section 7.4(i)
Founder	Preamble
Founder Directors	Section 9.1(i)
Founder Investco	Preamble
GGV Capital	Schedule I-B
GGV Fund	Schedule I-B
Group Company(ies)	Preamble
HKIAC	Section 13.5(ii)
HKIAC Rules	Section 13.5(ii)
Hong Kong Holdco	Schedule I-A
IDG	Schedule I-B
Indemnification Agreement	Section 9.8
Indemnified Person(s)	Section 13.10
Interested Party	Section 9.9
Interested Transaction	Section 9.9
Investor(s)	Preamble
Investor Director(s)	Section 9.1(i)
Key Persons Incentive Plan	Section 12.8(i)
Key Persons Reserve Shares	Section 12.8 (i)
Key Person Shareholder	Section 12.8 (i)
MFA Terms	Section 12.7(i)
Morningside	Schedule I-B
Morningside Director	Section 9.1(i)
New Securities	Section 7.3
Oversubscription Participants	Section 7.4(ii)
Party(ies)	Preamble
Preemptive Right	Section 7.1
Preemptive Rights Holder	Section 7.1
Principal Tribunal	Section 13.5(ix)(1)

12	Shareholders Agreement

Pro Rata Share	Section 7.2
Recipient	Section 12.1
Relevant Period	Section 12.4(a)
Remaining Key Persons Reserve Shares	Section 12.8 (ii)
Restricted Business	Section 12.4(b)(i)
Second Participation Notice	Section 7.4(ii)
Second Participation Period	Section 7.4(ii)
Shanghai Zhaoyan	Schedule I-A
Share Swap Agreement	Recitals
Shunwei	Schedule I-B
Shunwei Director	Section 9.1(i)
SIG	Schedule I-B
SIG Director	Section 9.1(i)
Subsidiary Board(s)	Section 9.1(ii)
Transferred Shares	Section 12.8 (i)
US Company	Schedule I-A
Violation	Section 5.1(i)
WFOE	Schedule I-A
Yan Capital	Schedule I-B
YY	Schedule I-B
YY Director	Section 9.1(i)
1.3    Interpretation. For all purposes of this Agreement, except as otherwise expressly herein provided, (i) the terms defined in this Section 1 shall have the meanings assigned to them in this Section 1 and include the plural as well as the singular, (ii) all accounting terms not otherwise defined herein have the meanings assigned under the GAAP, (iii) all references in this Agreement to designated “Sections” and other subdivisions are to the designated Sections and other subdivisions of the body of this Agreement, (iv) pronouns of either gender or neuter shall include, as appropriate, the other pronoun forms, (v) the words “herein”, “hereof” and “hereunder” and other words of similar import refer to this Agreement as a whole and not to any particular Section or other subdivision, (vi) all references in this Agreement to designated Schedules, Exhibits and Appendices are to the Schedules, Exhibits and Appendices attached to this Agreement, (vii) references to this Agreement, any other Transaction Documents and any other document shall be construed as references to such document as the same may be amended, supplemented or novated from time to time, (viii) the term “or” is not exclusive, (ix) the term “including” will be deemed to be followed by “, but not limited to,” (x) the terms “shall”, “will”, and “agrees” are mandatory, and the term “may” is permissive, (xi) the phrase “directly or indirectly” means directly, or indirectly through one or more intermediate Persons or through contractual or other arrangements, and “direct or indirect” has the correlative meaning, (xii) the expression “Investor”, “Ordinary Holder”, “Holder” and “Founder” shall, unless the context prohibits, include its respective successors, permitted transferees and assigns and any Persons deriving title under it, (xiii) the term “voting power” refers to the number of votes attributable to the Shares (on an as-converted basis) in accordance with the terms of the Memorandum and Articles, (xiv) the headings used in this Agreement are used for convenience only and are not to be considered in construing or interpreting this Agreement, (xv)

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references to laws include any such law modifying, re-enacting, extending or made pursuant to the same or which is modified, re-enacted, or extended by the same or pursuant to which the same is made, (xvi) all references to dollars or to “US$” are to currency of the United States of America (and shall be deemed to include reference to the equivalent amount in other currencies), and (xvii) the “Shares”, “Ordinary Shares”, “Equity Securities” held by a “Preferred Holder”, “Preemptive Rights Holder” or “Oversubscription Participants” only refers to Preferred Shares (and/or Ordinary Shares converted from such Preferred Shares) held by such holder.
2.    Demand Registration.
2.1    Registration Other Than on Form F-3 or Form S-3. Subject to the terms of this Agreement, at any time or from time to time after earlier of (i) the fourth (4th) anniversary of October 1, 2018, or (ii) the completion of a Qualified IPO, Holders holding twenty percent (20%) or more of the voting power of the then outstanding Registrable Securities held by all Holders are entitled to request in writing that the Company effect a Registration for any or all of Initiating Holder’s Registrable Securities. Upon receipt of such a request, the Company shall (x) promptly give written notice of the proposed Registration to all other Holders and (y) as soon as practicable, use its reasonable best efforts to cause the Registrable Securities specified in the request, together with any Registrable Securities of any Holder who requests in writing to join such Registration within fifteen (15) days after the Company’s delivery of written notice, to be Registered and/or qualified for sale and distribution in such jurisdiction as the Initiating Holders may request. The Company shall not be obligated to effect more than two (2) Registrations pursuant to this Section 2.1 that have been declared and ordered effective; provided that if the sale of all of the Registrable Securities sought to be included pursuant to this Section 2.1 is not consummated solely due to the action or inaction of the Company, such Registration shall not be deemed to constitute one of the Registration rights granted pursuant to this Section 2.1.
2.2    Registration on Form F-3 or Form S-3. The Company shall use its reasonable best efforts to qualify for registration on Form F-3 or Form S-3. Subject to the terms of this Agreement, if the Company qualifies for registration on Form F-3 or Form S-3 (or any comparable form for Registration in a jurisdiction other than the United States), Holders holding twenty percent (20%) or more of the voting power of the then outstanding Registrable Securities held by all Holders are entitled to request the Company to file, in any jurisdiction in which the Company has had a registered underwritten public offering, unlimited number of Registration Statements on Form F-3 or Form S-3 (or any comparable form for Registration in a jurisdiction other than the United States), including without limitation any registration statements filed under the Securities Act providing for the registration of, and the sale on a continuous or a delayed basis by the Holders of, all of the Registrable Securities pursuant to Rule 415 under the Securities Act and/or any similar rule that may be adopted by the Commission, provided that the anticipated gross receipts of such Holders from the sale of Registrable Securities sought to be included in such Registration Statement shall exceed US$1,000,000. Upon receipt of such a request, the Company shall (i) promptly give written notice of the proposed Registration to all other Holders and (ii) as soon as practicable, cause the Registrable Securities specified in the request, together with any Registrable Securities of any Holder who requests in writing to join such Registration within fifteen (15) days after the Company’s delivery of written notice, to be Registered and qualified for sale and distribution in such jurisdiction.

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The Company shall be obligated to effect no more than two (2) Registrations that have been declared and ordered effective within any twelve (12)-month period pursuant to this Section 2.2; provided that if the sale of all of the Registrable Securities sought to be included pursuant to this Section 2.2 is not consummated solely due to the action or inaction of the Company, such Registration shall not be deemed to constitute one of the Registration rights granted pursuant to this Section 2.2.
2.3    Right of Deferral.
(i)    The Company shall not be obligated to Register or qualify Registrable Securities pursuant to this Section 2:
(1)    during the period starting with the date of filing by the Company of, and ending six (6) months following the effective date of any Registration Statement pertaining to the Equity Securities of the Company other than an Exempt Registration; provided, that the Holders are entitled to join such Registration in accordance with Section 3;
(2)    in any jurisdiction in which the Company would be required to execute a general consent to service of process in effecting such Registration or qualification, unless the Company is already subject to service of process in such jurisdiction; or
(3)    with respect to the registration on Form F-3 or Form S-3 (or any comparable form for Registration in a jurisdiction other than the United States), if Form F-3 is not available for such offering by the Holders.
(ii)    If, after receiving a request from Holders pursuant to Section 2.1 or Section 2.2 hereof, the Company furnishes to the Holders a certificate signed by the chief executive officer of the Company stating that, in the good faith judgment of the Board, it would be materially detrimental to the Company or its members for a Registration Statement to be filed in the near future, then the Company shall have the right to defer such filing for a period during which such filing would be materially detrimental, provided, that the Company may not utilize this right (x) for a Registration under Section 2.1 for more than ninety (90) days and (y) for a Registration under Section 2.2 for more than sixty (60) days on any one occasion, or more than once during any twelve (12) month period; provided, further, that the Company may not Register any other its Equity Securities during such period (except for Exempt Registrations).
2.4    Underwritten Offerings. If, in connection with a request to Register Registrable Securities under Section 2.1 or Section 2.2, the Initiating Holders seek to distribute such Registrable Securities in an underwritten offering, they shall so advise the Company as a part of the request, and the Company shall include such information in the written notice to the other Holders described in Section 2.1 and Section 2.2. In such event, the right of any Holder to include its Registrable Securities in such Registration shall be conditioned upon such Holder’s participation in such underwritten offering and the inclusion of such Holder’s Registrable Securities in the underwritten offering (unless otherwise mutually agreed by the Initiating Holders and such Holder) to the extent provided herein. All Holders proposing to distribute their securities through such underwritten offering shall enter into an underwriting agreement in customary form with the underwriter or underwriters of internationally recognized standing selected for such underwritten offering by the

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Company and reasonably acceptable to the holders of a majority of the voting power of all Registrable Securities proposed to be included in such Registration. Notwithstanding any other provision of this Agreement, if the managing underwriter advises the Company that marketing factors (including without limitation the aggregate number of securities requested to be Registered, the general condition of the market, and the status of the Persons proposing to sell securities pursuant to the Registration) require a limitation of the number of Registrable Securities to be underwritten in a Registration pursuant to Section 2.1 or Section 2.2, the underwriters may exclude up to seventy-five percent (75%) of the Registrable Securities requested to be Registered but only after first excluding all other Equity Securities held by any other Person, including, without limitation, any Person who is an employee, officer or director of the Company, from the Registration and underwritten offering, provided, that the number of shares to be included in the Registration on behalf of the non-excluded Holders is allocated among all Holders in proportion, as nearly as practicable, to the respective amounts of Registrable Securities requested by such Holders to be included. If any Holder disapproves the terms of any underwriting, the Holder may elect to withdraw therefrom by written notice to the Company and the underwriters delivered at least ten (10) days prior to the effective date of the Registration Statement. Any Registrable Securities excluded or withdrawn from such underwritten offering shall be withdrawn from the Registration. To facilitate the allocation of shares in accordance with the above provisions, the Company or the underwriters may round the number of shares allocated to a Holder to the nearest one hundred (100) shares.
3.    Piggyback Registrations.
3.1    Registration of the Company’s Securities. Subject to the terms of this Agreement, if the Company proposes to Register for its own account any of its Equity Securities, or for the account of any holder (other than a Holder) of Equity Securities any of such holder’s Equity Securities, in connection with the public offering of such securities (except for Exempt Registrations), the Company shall promptly give each Holder written notice of such Registration and, upon the written request of any Holder given within fifteen (15) days after delivery of such notice, the Company shall include in such Registration any Registrable Securities thereby requested to be Registered by such Holder. If a Holder decides not to include all or any of its Registrable Securities in such Registration by the Company, such Holder shall nevertheless continue to have the right to include any Registrable Securities in any subsequent Registration Statement or Registration Statements as may be filed by the Company, all upon the terms and conditions set forth herein.
3.2    Right to Terminate Registration. The Company shall have the right to terminate or withdraw any Registration initiated by it under Section 3.1 prior to the effectiveness of such Registration, whether or not any Holder has elected to participate therein. The expenses of such withdrawn Registration shall be borne by the Company in accordance with Section 4.3.
3.3    Underwriting Requirements.
(i)    In connection with any offering involving an underwriting of the Company’s Equity Securities, the Company shall not be required to Register the Registrable Securities of a Holder under this Section 3 unless such Holder’s Registrable Securities are included in the underwritten offering and such Holder enters into an underwriting agreement in customary

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form with the underwriter or underwriters of internationally recognized standing selected by the Company and setting forth such terms for the underwritten offering as have been agreed upon between the Company and the underwriters. In the event the underwriters advise Holders seeking Registration of Registrable Securities pursuant to this Section 3 in writing that market factors (including the aggregate number of Registrable Securities requested to be Registered, the general condition of the market, and the status of the Persons proposing to sell securities pursuant to the Registration) require a limitation of the number of Registrable Securities to be underwritten, the underwriters may exclude up to seventy-five percent (75%) of the Registrable Securities requested to be Registered but only after first excluding all other Equity Securities held by any other Person, including, without limitation, any Person who is an employee, officer or director of the Company (except for securities sold for the account of the Company) from the Registration and underwriting, provided, that the number of shares to be included in the Registration on behalf of the non-excluded Holders is allocated among all Holders in proportion, as nearly as practicable, to the respective amounts of Registrable Securities requested by such Holders to be included. To facilitate the allocation of shares in accordance with the above provisions, the Company or the underwriters may round the number of shares allocated to a Holder to the nearest one hundred (100) shares.
(ii)    If any Holder disapproves the terms of any underwriting, the Holder may elect to withdraw therefrom by written notice to the Company and the underwriters delivered at least ten (10) days prior to the effective date of the Registration Statement. Any Registrable Securities excluded or withdrawn from the underwritten offering shall be withdrawn from the Registration.
3.4    Exempt Registrations. The Company shall have no obligation to Register any Registrable Securities under this Section 3 in connection with a Registration by the Company (i) relating solely to the sale of securities to participants in a share option plan or a share incentive plan of the Company, or (ii) relating to a corporate reorganization or other transaction under Rule 145 of the Securities Act (or comparable provision under the Laws of another jurisdiction, as applicable) (collectively, “Exempt Registrations”).
4.    Registration Procedures.
4.1    Registration Procedures and Obligations. Whenever required under this Agreement to effect the Registration of any Registrable Securities held by the Holders, the Company shall, as expeditiously as reasonably possible:
(i)    Prepare and file with the Commission a Registration Statement with respect to those Registrable Securities and use its reasonable best efforts to cause that Registration Statement to become effective, and, upon the request of the Holders holding a majority in voting power of the Registrable Securities Registered thereunder, keep the Registration Statement effective until the distribution thereunder has been completed;
(ii)    Prepare and file with the Commission amendments and supplements to that Registration Statement and the prospectus used in connection with the Registration Statement as may be necessary to comply with the provisions of Applicable Securities Laws with respect to the disposition of all securities covered by the Registration Statement;

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(iii)    Furnish to the Holders the number of copies of a prospectus, including a preliminary prospectus, required by Applicable Securities Laws, and any other documents as they may reasonably request in order to facilitate the disposition of Registrable Securities owned by them;
(iv)    Use its reasonable best efforts to Register and qualify the securities covered by the Registration Statement under the securities Laws of any jurisdiction, as reasonably requested by the Holders, provided, that the Company shall not be required to qualify to do business or file a general consent to service of process in any such jurisdictions;
(v)    In the event of any underwritten public offering, enter into and perform its obligations under an underwriting agreement, in customary form, with the managing underwriter(s) of the offering;
(vi)    Promptly notify each Holder of Registrable Securities covered by the Registration Statement at any time when a prospectus relating thereto is required to be delivered under Applicable Securities Laws of (a) the issuance of any stop order by the Commission, or (b) the happening of any event or the existence of any condition as a result of which any prospectus included in the Registration Statement, as then in effect, includes an untrue statement of a material fact or omits to state a material fact required to be stated therein or necessary to make the statements therein not misleading in the light of the circumstances under which they were made, or if in the opinion of counsel for the Company it is necessary to supplement or amend such prospectus to comply with law, and at the request of any such Holder promptly prepare and furnish to such Holder a reasonable number of copies of a supplement to or an amendment of such prospectus as may be necessary so that, as thereafter delivered to the purchasers of such securities, such prospectus shall not include an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading in light of the circumstances under which they were made or such prospectus, as supplemented or amended, shall comply with law;
(vii)    Furnish, at the request of any Holder requesting Registration of Registrable Securities pursuant to this Agreement, on the date that such Registrable Securities are delivered for sale in connection with a Registration pursuant to this Agreement, (A) an opinion, dated the date of the sale, of the counsel representing the Company for the purposes of the Registration, in form and substance as is customarily given to underwriters in an underwritten public offering; and (B) comfort letters dated as of (x) the effective date of the registration statement covering such Registrable Securities, and (y) the closing date of the offering, from the independent certified public accountants of the Company, in form and substance as is customarily given by independent certified public accountants to underwriters in an underwritten public offering, addressed to the underwriters;
(viii)    Otherwise comply with all applicable rules and regulations of the Commission to the extent applicable to the applicable registration statement and use its reasonable best efforts to make generally available to its security holders (or otherwise provide in accordance with Section 11(a) of the Securities Act) an earnings statement satisfying the provisions of Section 11(a) of the Securities Act, no later than forty-five (45) days after the end of a twelve (12) month

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period (or ninety (90) days, if such period is a fiscal year) beginning with the first month of the Company’s first fiscal quarter commencing after the effective date of such registration statement, which statement shall cover such twelve (12) month period, subject to any proper and necessary extensions;
(ix)    Not, without the written consent of the holders of at least two thirds of voting power of the then outstanding Registrable Securities, make any offer relating to the Registrable Securities that would constitute a “free writing prospectus,” as defined in Rule 405 promulgated under the Securities Act;
(x)    Provide a transfer agent and registrar for all Registrable Securities Registered pursuant to the Registration Statement and, where applicable, a number assigned by the Committee on Uniform Securities Identification Procedures for all those Registrable Securities, in each case not later than the effective date of the Registration; and
(xi)    Take all reasonable action necessary to list the Registrable Securities on the primary exchange on which the Company’s securities are then traded or, in connection with a Qualified IPO, the primary exchange on which the Company’s securities will be traded.
4.2    Information from Holder. It shall be a condition precedent to the obligations of the Company to take any action pursuant to Section 2 and Section 3 hereof with respect to the Registrable Securities of any selling Holder that such Holder shall furnish to the Company such information regarding itself, the Registrable Securities held by it, and the intended method of disposition of such securities as shall be required to effect the Registration of such Holder’s Registrable Securities.
4.3    Expenses of Registration. All expenses, other than the underwriting discounts and selling commissions applicable to the sale of Registrable Securities pursuant to this Agreement (which shall be borne by the Holders requesting Registration on a pro rata basis in proportion to their respective numbers of Registrable Securities sold in such Registration), incurred in connection with Registrations, filings or qualifications pursuant to this Agreement, including (without limitation) all Registration, filing and qualification fees, printers’ and accounting fees, fees and disbursements of counsel for the Company and fees and disbursement of counsel(s) for the selling Holders, shall be borne by the Company. The Company shall not, however, be required to pay for any expenses of any Registration proceeding begun pursuant to Section 2.1 or Section 2.2 of this Agreement if the Registration request is subsequently withdrawn at the request of the Holders holding a majority of the voting power of the Registrable Securities requested to be Registered by all Holder in such Registration (in which case all participating Holders shall bear such expenses pro rata based upon the number of Registrable Securities that were to be thereby Registered in the withdrawn Registration) unless the Holders of at least two thirds (2/3) of the voting power of the Registrable Securities then outstanding agree that such registration constitutes the use by the Holders of one (1) demand registration pursuant to Section 2.1 (in which case such registration shall also constitute the use by all Holders of Registrable Securities of one (1) such demand registration); provided, however, that if at the time of such withdrawal, the Holders have learned of a material adverse change in the condition, business or prospects of the Company from that known to the Holders at the time of their request and have withdrawn the request with reasonable promptness

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following disclosure by the Company of such material adverse change, then the Holders shall not be required to pay any of such expenses and the Company shall pay any and all such expenses.
5.    Registration-Related Indemnification.
5.1    Company Indemnity.
(i)    To the maximum extent permitted by Law, the Company will indemnify and hold harmless each Holder, such Holder’s partners, officers, directors, shareholders, members, and legal counsel, any underwriter (as defined in the Securities Act) and each Person, if any, who controls (as defined in the Securities Act) such Holder or underwriter, against any losses, claims, damages or liabilities (joint or several) to which they may become subject under Laws which are applicable to the Company and relate to action or inaction required of the Company in connection with any Registration, qualification, or compliance, insofar as such losses, claims, damages, or liabilities (or actions in respect thereof) arise out of or are based upon any of the following statements, omissions or violations (each a “Violation”), which the Company is proven to have made by a final adjudicator of competent jurisdiction: (a) any untrue statement of a material fact contained in such Registration Statement (unless Holder is actually aware of and consent to the making of such untrue statement), on the effective date thereof (including any preliminary prospectus or final prospectus contained therein or any amendments or supplements thereto), (b) the omission to state in the Registration Statement, on the effective date thereof (including any preliminary prospectus or final prospectus contained therein or any amendments or supplements thereto), a material fact required to be stated therein or necessary to make the statements therein not misleading, or (c) any violation by the Company of Applicable Securities Laws, or any rule or regulation promulgated under Applicable Securities Laws and the Company will reimburse, as incurred, each such Holder, underwriter or controlling person for any legal or other expenses reasonably incurred by them in connection with investigating or defending any such loss, claim, damage, liability or action; provided however, that the Company indemnity provided in this Section 5.1 shall not apply to amounts paid in settlement of any such losses, claims, damages, liabilities or action if such settlement is effected without the consent of the Company (which consent shall not be unreasonably withheld), nor shall the Company be liable in any such case for any such losses, claims, damages, or liabilities or action to the extent that it arises out of or is based upon a Violation which occurs completely in reliance upon and in conformity with written information furnished expressly for use in connection with such registration by such Holder, partner, officer, director, legal counsel, underwriter or controlling Person of such Holder.
5.2    Holder Indemnity.
(i)    To the maximum extent permitted by Law, each selling Holder that has included Registrable Securities in a Registration will, severally and not jointly, indemnify and hold harmless the Company, its directors officers and legal counsel, any underwriter (as defined in the Securities Act), any other holder of Equity Securities of the Company selling securities in connection with such Registration and each Person, if any, who controls (within the meaning of the Securities Act) the Company, such underwriter or such other holder, against any losses, claims, damages or liabilities (joint or several) to which any of the foregoing persons may become subject, under Applicable Securities Laws, or any rule or regulation promulgated under Applicable Securities

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Laws, insofar as such losses, claims, damages or liabilities (or actions in respect thereto) arise out of or are based upon any Violation, in each case to the extent (and only to the extent) that such Violation occurs solely in reliance upon and in conformity with written information furnished by such Holder for use in connection with such Registration and such selling Holder has been proven to have made any Violation by a final adjudicator of competent jurisdiction; and each such Holder will reimburse, as incurred, any Person intended to be indemnified pursuant to this Section 5.2, for any legal or other expenses reasonably incurred by such Person in connection with investigating or defending any such loss, claim, damage, liability or action. No Holder’s liability under this Section 5.2 (when combined with any amounts paid by such Holder pursuant to Section 5.4) shall exceed the net proceeds received by such Holder from the offering of securities made in connection with that Registration.
(ii)    The indemnity contained in this Section 5.2 shall not apply to amounts paid in settlement of any such loss, claim, damage, liability or action if such settlement is effected without the consent of the Holder (which consent shall not be unreasonably withheld or delayed).
5.3    Notice of Indemnification Claim. Promptly after receipt by an indemnified party under Section 5.1 or Section 5.2 of notice of the commencement of any action (including any governmental action), such indemnified party will, if a claim in respect thereof is to be made against any indemnifying party under Section 5.1 or Section 5.2, deliver to the indemnifying party a written notice of the commencement thereof and the indemnifying party shall have the right to participate in, and, to the extent the indemnifying party so desires, jointly with any other indemnifying party similarly noticed, to assume the defense thereof with counsel mutually satisfactory to the indemnifying parties. An indemnified party (together with all other indemnified parties that may be represented without conflict by one counsel) shall have the right to retain one separate counsel, with the reasonably incurred fees and expenses to be paid by the indemnifying party, if representation of such indemnified party by the counsel retained by the indemnifying party would be inappropriate due to actual or potential differing interests between such indemnified party and any other party represented by such counsel in such proceeding. The failure to deliver written notice to the indemnifying party within a reasonable time of the commencement of any such action, if prejudicial to its ability to defend such action, shall relieve such indemnifying party, to the extent so prejudiced, of any liability to the indemnified party under this Section 5, but the omission to deliver written notice to the indemnifying party will not relieve it of any liability that it may have to any indemnified party otherwise than under this Section 5. No indemnifying party, in the defense of any such claim or litigation, shall, except with the consent of each indemnified party, consent to entry of any judgment or enter into any settlement which does not include as an unconditional term thereof the giving by the claimant or the plaintiff to such indemnified party of a release from all liability in respect to such claim or litigation.
5.4    Contribution. If any indemnification provided for in Section 5.1 or Section 5.2 is held by a court of competent jurisdiction to be unavailable to an indemnified party with respect to any loss, liability, claim, damage or expense referred to herein, the indemnifying party, in lieu of indemnifying such indemnified party hereunder, shall contribute to the amount paid or payable by such indemnified party as a result of such loss, liability, claim, damage or expense in such proportion

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as is appropriate to reflect the relative fault of the indemnifying party, on the one hand, and of the indemnified party, on the other, in connection with the statements or omissions that resulted in such loss, liability, claim, damage or expense, as well as any other relevant equitable considerations. The relative fault of the indemnifying party and of the indemnified party shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission to state a material fact relates to information supplied by the indemnifying party or by the indemnified party and the parties’ relative intent, knowledge, access to information, and opportunity to correct or prevent such statement or omission; provided, however, that, in any such case: (A) no Holder will be required to contribute any amount (after combined with any amounts paid by such Holder pursuant to Section 5.2) in excess of the net proceeds to such Holder from the sale of all such Registrable Securities offered and sold by such Holder pursuant to such registration statement; and (B) no person or entity guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) will be entitled to contribution from any person or entity who was not guilty of such fraudulent misrepresentation.
5.5    Underwriting Agreement.    To the extent that the provisions on indemnification and contribution contained in the underwriting agreement entered into in connection with the underwritten public offering are in conflict with the foregoing provisions, the provisions in the underwriting agreement shall control.
5.6    Survival. The obligations of the Company and Holders under this Section 5 shall survive the completion of any offering of Registrable Securities in a Registration Statement under this Agreement, regardless of the expiration of any statutes of limitation or extensions of such statutes.
6.    Additional Registration-Related Undertakings.
6.1    Reports under the Exchange Act. With a view to making available to the Holders the benefits of Rule 144 promulgated under the Securities Act and any comparable provision of any Applicable Securities Laws that may at any time permit a Holder to sell securities of the Company to the public without Registration or pursuant to a Registration on Form F-3 or Form S-3 (or any comparable form in a jurisdiction other than the United States), the Company agrees to:
(i)    make and keep public information available, as those terms are understood and defined in Rule 144 (or comparable provision, if any, under Applicable Securities Laws in any jurisdiction where the Company’s securities are listed), at all times following 90 days after the effective date of the first Registration under the Securities Act filed by the Company for an offering of its securities to the general public;
(ii)    file with the Commission in a timely manner all reports and other documents required of the Company under all Applicable Securities Laws; and
(iii)    at any time following ninety (90) days after the effective date of the first Registration under the Securities Act filed by the Company for an offering of its securities to the general public by the Company, promptly furnish to any Holder holding Registrable Securities, upon request (a) a written statement by the Company that it has complied with the reporting

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requirements of all Applicable Securities Laws at any time after it has become subject to such reporting requirements or, at any time after so qualified, that it qualifies as a registrant whose securities may be resold pursuant to Form F-3 or Form S-3 (or any form comparable thereto under Applicable Securities Laws of any jurisdiction where the Company’s securities are listed), (b) a copy of the most recent annual or quarterly report of the Company and such other reports and documents as filed by the Company with the Commission, and (c) such other information as may be reasonably requested in availing any Holder of any rule or regulation of the Commission, that permits the selling of any such securities without Registration or pursuant to Form F-3 or Form S-3 (or any form comparable thereto under Applicable Securities Laws of any jurisdiction where the Company’s Equity Securities are listed).
6.2    Limitations on Subsequent Registration Rights. From and after the date of this Agreement, the Company shall not, without the written consent of Holders of at least fifty percent (50%) of the voting power of the then outstanding Registrable Securities held by all Holders (calculated on an as-converted to Ordinary Share basis), enter into any agreement with any holder or prospective holder of any Equity Securities of the Company that would allow such holder or prospective holder (i) to include such Equity Securities in any Registration filed under Section 2 or Section 3, (ii) to demand Registration of their Equity Securities, or (iii) cause the Company to include such Equity Securities in any Registration filed under Section 2 or Section 3 hereof on a basis pari passu with or more favorable to such holder or prospective holder than is provided to the Holders of Registrable Securities.
6.3    “Market Stand-Off’ Agreement. Each holder of Shares agrees, if so required by the managing underwriter(s), that it will not during the period commencing on the date of the final prospectus relating to the Company’s IPO and ending on the date specified by the Company and the managing underwriter (such period not to exceed one hundred eighty (180) days from the date of such final prospectus) (i) lend, offer, pledge, hypothecate, hedge, sell, make any short sale of, loan, contract to sell, sell any option or contract to purchase, purchase any option or contract to sell, grant any option, right or warrant to purchase, or otherwise transfer or dispose of, directly or indirectly, any Equity Securities of the Company owned at the time of the IPO (other than those included in such offering), or (ii) enter into any swap or other arrangement that transfers to another, in whole or in part, any of the economic consequences of ownership of such Equity Securities, whether any such transaction described in clause (i) or (ii) above is to be settled by delivery of Equity Securities of the Company or such other securities, in cash or otherwise; provided, that (x) the foregoing provisions of this Section 6.3 shall not apply to the sale of any securities of the Company to an underwriter pursuant to any underwriting agreement, and shall not be applicable to any Holder unless all directors, officers and all other holders of at least one percent (1%) of the outstanding share capital of the Company (calculated on an as-converted to Ordinary Share basis) must be bound by restrictions at least as restrictive as those applicable to any such Holder pursuant to this Section 6.3, (y) this Section 6.3 shall not apply to a Holder to the extent that any other Person subject to substantially similar restrictions is released in whole or in part, and (z) the lockup agreements shall permit a Holder to transfer their Registrable Securities to their respective Affiliates so long as the transferees enter into the same lockup agreement. The underwriters in connection with the Company’s IPO are intended third party beneficiaries of this Section 6.3 and shall have the right, power and authority to enforce the provisions hereof as though they were a party hereto.

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In order to enforce the foregoing covenant, the Company may place restrictive legends on the certificates and impose stop-transfer instructions with respect to the Registrable Securities of each shareholder (and the shares or securities of every other person subject to the foregoing restriction) until the end of such period.
6.4    Termination of Registration Rights. The registration rights set forth in Section 2 and Section 3 of this Agreement shall terminate on the earlier of (i) the fifth (5th) anniversary of the closing date of a Qualified IPO (ii) with respect to any Holder, the date on which such Holder may sell without registration, all of such Holder’s Registrable Securities under Rule 144 of the Securities Act in any ninety (90)-day period.
6.5    Exercise of Ordinary Share Equivalents. Notwithstanding anything to the contrary provided in this Agreement, the Company shall have no obligation to Register Registrable Securities which, if constituting Ordinary Share Equivalents, have not been exercised, converted or exchanged, as applicable, for Ordinary Shares as of the effective date of the applicable Registration Statement, but the Company shall cooperate and facilitate any such exercise, conversion or exchange as requested by the applicable Holder.
6.6    Intent. The terms of Sections 2 through 6 are drafted primarily in contemplation of an offering of securities in the United States of America. The parties recognize, however, the possibility that securities may be qualified or registered for offering to the public in a jurisdiction other than the United States of America where registration rights have significance or that the Company might effect an offering in the United States of America in the form of American Depositary Receipts or American Depositary Shares. Accordingly:
(i)    it is their intention that, whenever this Agreement refers to a Law, form, process or institution of the United States of America but the parties wish to effectuate qualification or registration in a different jurisdiction where registration rights have significance, reference in this Agreement to the Laws or institutions of the United States shall be read as referring, mutatis mutandis, to the comparable Laws or institutions of the jurisdiction in question; and
(ii)    it is agreed that the Company will not undertake any listing of American Depositary Receipts, American Depositary Shares or any other security derivative of the Ordinary Shares unless arrangements have been made reasonably satisfactory to the Majority Preferred Holders to ensure that the spirit and intent of this Agreement will be realized and that the Company is committed to take such actions as are necessary such that the Holders will enjoy rights corresponding to the rights hereunder to sell their Registrable Securities in a public offering in the United States of America as if the Company had listed Ordinary Shares in lieu of such derivative securities.
6.7    Assignment of Registration Rights. The registration rights of a Holder under Sections 2 to 6 hereof may be assigned to a transferee in connection with any transfer or assignment of Registrable Securities by a Holder, provided that (i) such transfer or assignment of Registrable Securities is in compliance with Applicable Securities Laws, the Charter Documents of the Company and the Transaction Documents, (ii) no party may be assigned any of the foregoing rights unless the Company is given prior written notice by the assigning party stating the name and address of

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the assignee and identifying the securities of the Company as to which the rights in question are being assigned; and (iii) any such assignee shall receive such assigned rights subject to all the terms and conditions of this Agreement, including without limitation the provisions of this Section 6.
7.    Preemptive Right.
7.1    General. The Company hereby grants to each holder of Preferred Shares (the “Preemptive Rights Holder”) the right of first refusal to purchase such Preemptive Rights Holder’s Pro Rata Share (as defined below) (and any oversubscription, as provided below), of all (or any part) of any New Securities (as defined below) that the Company may from time to time issue after the date of this Agreement (the “Preemptive Right”).
7.2    Pro Rata Share. A Preemptive Rights Holder’s “Pro Rata Share” for purposes of the Preemptive Rights is the ratio of (a) the number of Ordinary Shares (calculated on a fully-diluted and as-converted basis) held by such Preemptive Rights Holder, to (b) the total number of Ordinary Shares (calculated on a fully-diluted and as-converted basis) then issued and outstanding immediately prior to the issuance of New Securities giving rise to the Preemptive Rights.
7.3    New Securities. For purposes hereof, “New Securities” shall mean any Equity Securities of the Company issued after the date hereof, except for:
(i)    any Equity Securities issued or issuable pursuant to the ESOP;
(ii)    any Equity Securities issued under the Share Swap Agreement and Co-Investment Agreements (including any Preferred Shares or Conversion Shares issued in connection thereto);
(iii)    any Equity Securities issued in connection with any share split, share dividend, reclassification or other similar event in which all Preemptive Rights Holders are entitled to participate, directly or indirectly, on a pro-rata basis;
(iv)    any Equity Securities issued upon conversion of any Indebtedness, warrants, options or other convertible securities issued and outstanding prior to the issuance of the Preferred Shares;
(v)    any Equity Securities issued or issuable pursuant to the strategic alliance, technique license, equipment leases and bank financing arrangements, provided that such arrangements have been approved by the Preferred Holders under Section 10.1;
(vi)    any Equity Securities issued pursuant to a Qualified IPO;
(vii)    any Equity Securities issued pursuant to the acquisition of another corporation or entity by the Company by consolidation, merger, purchase of assets, or other reorganization in which the Company acquires, in a single transaction or a series of related transactions, all or substantially all assets of such other corporation or entity, or fifty percent (50%) or more of the equity ownership or voting power of such other corporation or entity, provided that such acquisition has been approved by the Preferred Holders under Section 10.1; and

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(viii)    any Ordinary Shares issued or issuable upon the conversion of the Preferred Shares.
7.4    Procedures.
(i)    First Participation Notice. In the event that the Company proposes to undertake an issuance of New Securities (in a single transaction or a series of related transactions), it shall give to each Preemptive Rights Holder written notice of its intention to issue New Securities (the “First Participation Notice”), describing the amount and type of New Securities, the price and the general terms upon which the Company proposes to issue such New Securities. Each Preemptive Rights Holder shall have ten (10) Business Days from the date of receipt of any such First Participation Notice to agree in writing to purchase up to such Preemptive Rights Holder’s Pro Rata Share of such New Securities for the price and upon the terms and conditions specified in the First Participation Notice by giving written notice to the Company and stating therein the quantity of New Securities to be purchased (not to exceed such Preemptive Rights Holder’s Pro Rata Share). If any Preemptive Rights Holder fails to so respond in writing within such ten (10) Business Day period to purchase such Preemptive Rights Holder’s full Pro Rata Share of an offering of New Securities, then such Preemptive Rights Holder shall forfeit the right hereunder to purchase that part of its Pro Rata Share of such New Securities that it did not agree to purchase, but shall not be deemed to forfeit any right with respect to any future or other issuance of New Securities.
(ii)    Second Participation Notice; Oversubscription.    If any Preemptive Rights Holder fails or declines to exercise its Preemptive Rights in accordance with subsection (i) above, the Company shall promptly give notice (the “Second Participation Notice”) to other Preemptive Rights Holders who exercised in full their Preemptive Rights (the “Oversubscription Participants”) in accordance with subsection (i) above. Each Oversubscription Participant shall have ten (10) Business Days from the date of the Second Participation Notice (the “Second Participation Period”) to notify the Company of its desire to purchase more than its Pro Rata Share of the New Securities, stating the number of the additional New Securities it proposes to buy (the “Additional Number”). Such notice may be made by telephone if confirmed in writing within five (5) Business Days. If, as a result thereof, such oversubscription exceeds the total number of the remaining New Securities available for purchase, each Oversubscription Participant will be cut back by the Company with respect to its oversubscription to such number of remaining New Securities equal to the lesser of (x) the Additional Number and (y) the product obtained by multiplying (i) the number of the remaining New Securities available for subscription by (ii) a fraction, the numerator of which is the number of Ordinary Shares (calculated on a fully-diluted and as-converted basis) held by such Oversubscription Participant and the denominator of which is the total number of Ordinary Shares (calculated on a fully-diluted and as-converted basis) held by all the Oversubscription Participants. Each Oversubscription Participant shall be obliged to purchase such number of New Securities as determined by the Company pursuant to this Section 7.4 (ii) and the Company shall so notify the Oversubscription Participants within fifteen (15) Business Days following the date of the Second Participation Notice.
7.5    Failure to Exercise. Upon the expiration of the Second Participation Period, or in the event no Preemptive Rights Holder exercises the Preemptive Rights within fifteen (15) Business

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Days following the issuance of the First Participation Notice, the Company shall have ninety (90) days thereafter to complete the sale of the New Securities described in the First Participation Notice with respect to which the Preemptive Rights hereunder were not exercised at the same or higher price and upon non-price terms not more favorable to the purchasers thereof than specified in the First Participation Notice. In the event that the Company has not issued and sold such New Securities within such ninety (90) days period, then the Company shall not thereafter issue or sell any New Securities without again first offering such New Securities to the Preemptive Rights Holders pursuant to this Section 7.
8.    Information and Inspection Rights.
8.1    Delivery of Financial Statements. The Company shall deliver to each holder holding more than one percent (1%) of the voting power of the then outstanding Shares (calculated on a fully-diluted and as-converted basis), the following documents or reports:
(i)    within ninety (90) days after the end of each fiscal year, consolidated (if applicable) annual financial statements including a consolidated income statement and statement of cash flows for the Group Companies for such fiscal year and a consolidated balance sheet for the Group Companies as of the end of the fiscal year, all prepared in accordance with the GAAP, which starting from the 2017 fiscal year shall be audited and certified by one of the “Big 4” or other credited accounting firm acceptable to the Supermajority Preferred Holders;
(ii)    within thirty (30) days after the end of each quarter, (a) a consolidated (if applicable) and unaudited financial statements including a consolidated income statement and statement of cash flows for such quarter and a consolidated balance sheet for the Group Companies as of the end of such quarter, all prepared in accordance with the GAAP, and (b) management accounting reports of the Group Companies for such quarter, including detailed accounts of each Group Company’s available cash, recent generation of sales revenues, the current state of such Group Company’s accounts payable and receivable.
(iii)    within fifteen (15) days after the end of each month, (a) a consolidated (if applicable) and unaudited financial statements including a consolidated income statement and statement of cash flows for such month and a consolidated balance sheet for the Group Companies as of the end of such month, all prepared in accordance with the GAAP, and (b) management accounting reports of the Group Companies for such month, including detailed accounts of each Group Company’s available cash, recent generation of sales revenues, the current state of such Group Company’s accounts payable and receivable;
(iv)    no later than forty-five (45) days prior to the end of each fiscal year, an annual consolidated budget plan approved by the Board (including the affirmative vote of the Investor Directors), setting forth including without limitation: the projected balance sheets, income statements and statements of cash flows for the Group Companies for the next fiscal year; the projected budget for operation of business; any dividend or distribution to be declared or paid; the projected incurrence, assumption or refinancing of Indebtedness; the projected revenue and profit for next fiscal year; all payments projected to be made not in the ordinary course of business consistent with past practice by the Group Companies; and

27	Shareholders Agreement

(v)    as soon as practicable, any other information of the Group Companies reasonably requested by any holder holding more than one percent (1%) of the voting power of the then outstanding Shares (calculated on a fully-diluted and as-converted basis) in writing.
8.2    Inspection Rights. Each Group Company covenants and agrees that, for so long as a Preferred Holder hold any Shares (and/or options or warrants therefor) of the Company at any time or from time to time, such Preferred Holder or, if agreed by the Company in advance, its designee, shall have the right to inspect operation, facilities, properties, documents, records and books (including the books of account) of each Group Company at any time during regular working hours upon reasonable prior notice to the relevant Group Company and the right to discuss the business, operation and conditions of any Group Company with such Group Company’s directors, officers, employees, independent accountants, legal counsels, advisers and investment bankers.
9.    Corporate Governance.
9.1    Board of Directors.
(i)    The Company shall have, and the Parties hereto agree to cause the Company to have, a Board consisting of six (6) authorized directors, with the composition of the Board determined as follows: (a) the Founder shall be entitled to appoint, replace and reappoint at any time or from time to time two (2) directors on the Board (the “Founder Directors”), (b) Shunwei or its assignee, as long as it directly or indirectly holds not less than seven percent (7%) of all issued and outstanding Shares of the Company, shall be exclusively entitled to appoint, replace and reappoint at any time or from time to time one (1) director (the “Shunwei Director”) on the Board, (c) YY or its assignee, as long as it directly or indirectly holds not less than seven percent (7%) of all issued and outstanding Shares of the Company, shall be exclusively entitled to appoint, replace and reappoint at any time or from time to time one (1) director (the “YY Director”), (d) SIG or its assignee, as long as it directly or indirectly holds not less than seven percent (7%) of all issued and outstanding Shares of the Company, shall be exclusively entitled to appoint, replace and reappoint at any time or from time to time one (1) director (the “SIG Director”), and (e) Morningside or its assignee, as long as it directly or indirectly holds not less than seven percent (7%) of all issued and outstanding Shares of the Company, shall be exclusively entitled to appoint, replace and reappoint at any time or from time to time one (1) director (the “Morningside Director”, and together with Shunwei Director, YY Director and SIG Director, collectively the “Investor Directors” and each an “Investor Director”) on the Board.
(ii)    Upon the written request of any Investor, each of the other Group Companies shall have, and the Parties hereto agree to cause each of the other Group Companies to have the same number of directors in its respective board (the “Subsidiary Board” and collectively, the “Subsidiary Boards”) as the Company’s Board, and the Founder, Shunwei, YY, SIG and Morningside shall be entitled to appoint the same number of directors to each Subsidiaries as they are entitled to appoint to the Company’s Board.
(iii)    Each Board committee (if any) shall include at least the Investor Directors. The Board shall meet at least quarterly, unless otherwise agreed by a vote of the majority of Directors.

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(iv)    Each Investor shall cause the Investor Director appointed by such Investor to always vote for election of the Founder as the chairman of the Board (the “Chairman”), so long as the Founder holds any equity interest in the Company. Each Founder Director shall have two (2) votes and each Investor Director shall have one (1) vote in each and all Board meetings. In the case of an equality of votes, the Chairman shall have a second or casting vote. This Section 9.1(iv) shall apply to each Subsidiary Board mutatis mutandis.
9.2    Observer. Each of SIG (so long as SIG holds any of the Shares), Morningside (so long as Morningside holds any of the Shares) and Tiger (so long as Tiger holds any of the Shares) may by notice in writing to the Company designate an observer to attend all meetings (whether in person, telephonic or other) of the board of directors of the Company and of each member of the Group Companies, including all committees thereof (if any), in a non-voting observer capacity, and the Company shall provide to SIG, Morningside and Tiger, concurrently with and in the same manner as distributed to the directors or other voting members of the respective board, copies of all meeting notices, agendas, board materials, information, draft resolutions, proposed actions by written consent, and other communications so distributed. Notwithstanding the foregoing, the right to designate observer by Tiger shall be automatically terminated upon consummation of an IPO of the Company.
9.3    Voting Agreements.
(i)    For matters to be resolved or decided by the Shareholders, except as otherwise required by law or as set forth in this Agreement or the Memorandum and Articles, each Share held by the Founder or the BVI Companies shall each carry three (3) votes.
(ii)    With respect to each election of Directors of the Board, each holder of voting securities of the Company shall vote at each meeting of Shareholders of the Company, or in lieu of any such meeting shall give such holder’s written consent with respect to, as the case may be, all of such holder’s voting securities of the Company as may be necessary (x) to keep the authorized size of the Board at six (6) directors, (y) to cause the election or re-election as members of the Board, and during such period to continue in office, each of the individuals designated pursuant to Section 9.1, and (z) against any nominees not designated pursuant to Section 9.1.
(iii)    Any Director designated pursuant to Section 9.1 may be removed from the Board only upon the vote or written consent of the Person or group of Persons entitled to designate such Director pursuant to Section 9.1, and the Parties agree not to seek, vote for or otherwise effect the removal of any such Director without such vote or written consent. Any Person or group of Persons entitled to designate any individual to be elected as a Director on the Board shall have the exclusive right at any time or from time to time to remove any such Director occupying such position and to fill any vacancy caused by the death, disability, retirement, resignation or removal of any Director occupying such position, and each other Party agrees to cooperate with such Person or group of Persons in connection with the exercise of such right. Each holder of voting securities of the Company agrees to always vote such holder’s respective voting securities of the Company (and given written consents in lieu thereof) in support of the foregoing.

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(iv)    The Company agrees to take such action, and each other Party hereto agrees to take such action, as is necessary to cause the election or appointment to each Subsidiary Board of each Investor Director pursuant to Section 9.1. Upon a removal or replacement of any Investor Director from the Board in accordance with Section 9.3(iii), the Company agrees to take such action, and each other Party hereto agrees to take such action, as is necessary to cause the removal of such director from each Subsidiary Board.
9.4    Quorum. The Board and each Subsidiary Board shall hold no less than one (1) board meeting during each fiscal quarter. A meeting of the Board shall only proceed where there are present (whether in person or by means of a conference telephone or any other equipment which allows all participants in the meeting to speak to and hear each other simultaneously) five (5) directors of the Company then in office, and the Parties shall cause the foregoing to be the quorum requirements for the Board. A meeting of each Subsidiary Board shall only proceed where there are present (whether in person or by means of a conference telephone or any other equipment which allows all participants in the meeting to speak to and hear each other simultaneously) five (5) directors then in office, and the Parties shall cause the foregoing to be the quorum requirements for each Subsidiary Board. If a quorum shall not be present at any meeting of the Board or the applicable Subsidiary Board (as the case may be), the directors of the Board or the applicable Subsidiary Board (as the case may be) present thereat may adjourn the meeting, until a quorum shall be present.
9.5    Expenses. The Company will promptly pay or reimburse each non-employee Board member, and each non-employee Subsidiary Board member for all reasonable out-of-pocket expenses incurred in connection with attending board or committee meetings and otherwise performing their duties as directors and/or committee members.
9.6    Notice. The Company shall procure that a notice of each meeting, agenda of the business to be transacted at the meeting and all documents and materials to be circulated at or presented to the meeting are sent to all directors entitled to receive notice of the meeting at least five (5) days before the meeting and a copy of the minutes of the meeting is sent to the directors within twenty (20) days following the meeting.
9.7    Alternates. Subject to applicable Law, each Director shall be entitled to appoint an alternate to serve at any Board meeting, and such alternate shall be permitted to attend all Board meetings and vote on behalf of the director for whom he is serving as an alternate.
9.8    Director Indemnification. To the maximum extent permitted by the Laws of the jurisdiction in which the Company is organized, the Company shall indemnify and hold harmless each Investor Director in accordance with the director indemnification agreement entered into between the Company and such Investor Director (“Indemnification Agreement”), and at the request of any Investor Director who is not a party to an Indemnification Agreement, shall enter into an Indemnification Agreement with such Investor Director in similar form to the Indemnification Agreement.
9.9    Conflict of Interests. In the event that any Shareholder of the Company or such Shareholder’s Interested Party intends to enter into any Contract (other than those relating to the transactions contemplated by the Transaction Documents), understanding, or proposed transaction

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with, or be indebted to, or compete on specified transactions with, any Group Company (the “Interested Transaction”), resulting conflict of interest for such Shareholder or the director(s) nominated by such Shareholder to vote on the Interested Transaction, then such Shareholder or the director(s) nominated by such Shareholder shall abstain from voting on such Interested Transaction. For purposes of this Section 9.9, the term “Interested Party” of a Shareholder of the Company means any of such Shareholder’s Affiliates or Associates (other than the Group Companies), excluding those corporation or organization of which such Shareholder directly or indirectly holds less than thirty percent (30%) equity interests (calculated on a fully diluted basis).
10.    Protective Provisions.
10.1    Approval of Preferred Holders. Regardless of anything else contained herein or in the Charter Documents of any Group Company, for so long as any Series A Preferred Shares, Series B Preferred Shares, Series B+ Preferred Shares, Series C Preferred Shares or Series C+ Preferred Shares are outstanding, the Company shall not take, permit to occur, approve, authorize, or agree or commit to do any of the following, and no Party shall permit any Group Company to, and the shareholders of each Group Company shall not permit such Group Company to, take, permit to occur, approve, authorize, or agree or commit to do any of the following, whether in a single transaction or a series of related transactions, whether directly or indirectly, and whether or not by amendment, merger, consolidation, scheme of arrangement, amalgamation, or otherwise, unless approved by the Supermajority Series A Preferred Holders, the Supermajority Series B Preferred Holders, the Supermajority Series B+ Preferred Holders, the Supermajority Series C Preferred Holders and the Supermajority Series C+ Preferred Holders in advance in writing; provided that, where any such act requires the approval of the Shareholders of the Company in accordance with the applicable Laws, and the approval of the Supermajority Series A Preferred Holders, the Supermajority Series B Preferred Holders, the Supermajority Series B+ Preferred Holders, the Supermajority Series C Preferred Holders and the Supermajority Series C+ Preferred Holders has not yet been obtained, the Supermajority Series A Preferred Holders, the Supermajority Series B Preferred Holders, the Supermajority Series B+ Preferred Holders, the Supermajority Series C Preferred Holders and the Supermajority Series C+ Preferred Holders shall each have the voting rights equal to all the Shareholders of the Company who voted in favor of the resolution plus one:
(i)    any amendment or change of the rights, preferences, privileges, or powers of or concerning, or the limitation or restrictions provided for the benefit of, the Preferred Shares; entry into any merger, consolidation, share acquisition or other corporate reorganization; payment or declaration of any dividend on any Ordinary Shares or Preferred Shares;
(ii)    any action that (A) authorizes, creates or issues (i) any other securities convertible into, exchangeable for or exercisable into any Equity Securities, (ii) any class or series of Equity Securities having rights, preferences, privileges, powers, limitations or restrictions superior to or on a parity with the Series A Preferred Shares, the Series B Preferred Shares, the Series B+ Preferred Shares, the Series C Preferred Shares and/or the Series C+ Preferred Shares, whether as to liquidation, conversion, dividend, voting, redemption, or otherwise, or (iii) any Equity Securities convertible into, exchangeable for, or exercisable into any Equity Securities having rights, preferences, privileges, powers, limitations or restrictions superior to or on a parity with the Series

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A Preferred Shares, the Series B Preferred Shares, the Series B+ Preferred Shares, the Series C Preferred Shares and/or the Series C+ Preferred Shares, or (B) reclassifies any outstanding shares into shares having rights, preferences, privileges, powers, limitations or restrictions senior to or on a parity with the Series A Preferred Shares, the Series B Preferred Shares, the Series B+ Preferred Shares, the Series C Preferred Shares and/or the Series C+ Preferred Shares, whether as to liquidation, conversion, dividend, voting, redemption or otherwise, or (C) increases or decreases the authorized numbers of any class or series of Equity Securities of a Group Company, any share split, share consolidation or share dividend, reclassification, reorganization, alteration or other forms of restructuring of capital of a Group Company, in each case except for (i) the issuance of the Conversion Shares or those Equity Securities issued or to be issued under the Share Swap Agreement, (ii) the issuance of any Ordinary Shares to the holders of the Preferred Shares pursuant to Article 8.3(E) of the Memorandum and Articles for the purpose that the value of the Preferred Shares held by such holders shall not be diluted upon conversion into Ordinary Shares at the applicable Conversion Price, (iii) the issuance of any Equity Securities pursuant to the ESOP approved by the Administrator, or for the purpose of merger, acquisition and equipment financing lease approved by the Board, and (iv) the issuance of Shares of the Company in a certain class or series upon conversion of any issued convertible securities pursuant to the terms and conditions to which such convertible securities are bound;
(iii)    any purchase, repurchase, redemption or retirement of any Equity Security of any Group Company other than (A) Exempted Distributions (as defined in the Memorandum and Articles), (B) repurchase from employees, directors or consultants pursuant to the ESOP or the award or grant agreement entitled under the ESOP, (C) taken back by the Company pursuant to its obligation in a merger and acquisition approved by the Board, and (D) pursuant to equity incentive agreements with service providers giving the Company the right to repurchase shares upon the termination of services;
(iv)    any cease of the business of any Group Company substantially as now conducted or carried on or the change of any part of any Group Company’s business activities;
(v)    a sale, transfer, lease or other disposition of all or substantially all of the assets of the Group Companies (or any series of related transactions resulting in such sale, transfer, lease or other disposition of all or substantially all of the assets of the Group Companies);
(vi)    any action that makes any distribution of profits amongst the shareholders of any Group Company by way of dividend (interim or otherwise), capitalization of reserves or otherwise;
(vii)    any change of the size of the board of directors of any Group Company and the composition of such board of directors other than in compliance with Section 9;
(viii)    any material amendment of the accounting policies previously adopted by any Group Company or any change of the term of a fiscal year for any Group Company;
(ix)    any amendment or modification to or waiver under any of the Charter Documents of any Group Company;

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(x)    any appointment or removal of the auditors for any Group Company;
(xi)    any change to the shareholding structure of any Group Company except for (a) any issuance or repurchase of Equity Securities that does not require approval from Supermajority Series A Preferred Holders, the Supermajority Series B Preferred Holders, the Supermajority Series B+ Preferred Holders, the Supermajority Series C Preferred Holders and the Supermajority Series C+ Preferred Holders pursuant to Section 10.1(ii) and Section 10.1(iii) above, and (b) any Transfer (as defined in the Right of First Refusal and Co-Sale Agreement) of Equity Securities of the Company that does not require approval from Supermajority Series A Preferred Holders, the Supermajority Series B Preferred Holders, the Supermajority Series B+ Preferred Holders, the Supermajority Series C Preferred Holders and the Supermajority Series C+ Preferred Holders pursuant to the Right of First Refusal and Co-Sale Agreement; and
(xii)    establishment, amendment or termination of, or waiver under any of the Restructuring Documents or any arrangement thereunder.
10.2    Board Consent. In addition to any other vote or consent in the Memorandum and Articles and this Agreement, the Company shall not, take any of the following actions without the prior approval of the Board, including affirmative votes of all Investor Directors:
(i)    the acquisition or the incurrence of any commitment by any Group Company in excess of US$540,000 at any time in respect of any one transaction or in excess of US$2,160,000 at any time in a series of related transactions in any fiscal year of any Group Company;
(ii)    the creation or issuance of any debenture constituting a pledge, lien or charge (whether by way of fixed or floating charge, mortgage encumbrance or other security) on all or any of the undertaking, assets or rights of any Group Company at any time in any financial year, except for the debenture not exceeding US$540,000 individually or not exceeding US$2,160,000 cumulatively and for the purpose of securing borrowings from banks or other financial institutions in the ordinary course of business;
(iii)    any sale, transfer, license, charge, encumbrance or otherwise disposal of any trademarks, patents or other Intellectual Property owned by any Group Company to a party which is not a Group Company, other than granting non-exclusive licenses in the ordinary course of business;
(iv)    any commencement of or consent to any proceeding seeking liquidation, winding up, dissolution, reorganization, merger or arrangement of any of the Group Companies, or any appointment of a receiver, trustee, manager, judicial manager or other similar official for any Group Company or for any substantial part of its property, or effectiveness of any Trade Sale;
(v)    any equity investments in any other entities in excess of US$540,000, or the establishment of any brands for any other entity other than the existing members of the Group Companies;

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(vi)    any dispose or dilution of the Company’s equity interests, directly or indirectly, in any other Group Company;
(vii)    any transfer of shares or equity interests in any Group Company;
(viii)    any approval or amendment of the business plan or budget plan of any Group Company, and the approval of any transaction outside of the previously approved business plan or budget plan of any Group Company;
(ix)    any initiation or settlement of any suit, arbitration or similar proceeding in relation to any Group Company;
(x)    any increase of compensation in excess of twenty percent (20%) in a twelve (12) month period afforded to any of the five highest paid employees of any Group Company;
(xi)    any creation of or authorization of creating or issuance of any debt securities (other than equipment leases or bank lines of credit);
(xii)    any incurrence of debt or expenditure by a Group Company in excess of US$540,000 at any time in respect of any one transaction or in excess of US$2,160,000 at any time in a series of related transactions in any fiscal year of any Group Company other than trade credit incurred in the ordinary course of business, unless such transaction is approved under the annual budget of such Group Company as approved by the Board;
(xiii)    approving, adjusting or changing any terms and conditions of any transaction in respect of the rights and benefits of the directors or shareholders of any Group Company, including without limitation directly or indirectly making any loan or advance to or security, compensation, guaranty for any Indebtedness of any director or shareholder of any Group Company, other than transactions resulting in payments to or by such Group Company in an amount not more than US$540,000 at any time in respect of any one transaction or not more than US$2,160,000 at any time in a series of related transactions, or transactions on an arm’s length basis and pursuant to reasonable requirements of such Group Company’s business and upon fair and reasonable terms that are approved by a majority of the Board of the Company;
(xiv)    any appointment, replacement or settlement of the terms of appointment of chief executive officer, president, chief financial officer, chief operating officer, chief technical officer, and head of the human resources department of any Group Company and any other employee with the title of “vice president” or, including approving any option plans therefor; and
(xv)    any activity out of the ordinary course of business of any Group Company.

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11.    Drag-Along Rights.
11.1    Drag-Along Sale.
(i)    If any time after the date hereof, (A) any of the Founder, Shunwei, SIG, Morningside and Coatue (together, the “Drag-Along Holders”) receives a written bona fide offer for a Trade Sale under which the valuation of the Company shall not be less than US$1,500,000,000, and the Drag-Along Holders jointly approve and agree to such Trade Sale, or (B) in the event that the Company fails to complete the redemption pursuant to Article 8.5 under the Memorandum and Articles at any valuation (each, a “Drag-Along Sale”), then the Drag-Along Holders shall have the right to effect the Drag-Along Sale pursuant to the terms of this Section 11.
(ii)    Drag-Along Holders may, by requesting so in the Drag-Along Notice (as defined below), request the other Shareholders of the Company (the “Dragged Shareholders”) to, and each Dragged Shareholder, upon receiving the Drag-Along Notice, shall:
(a)    vote (in person, by proxy or by action by written consent, as applicable) all Shares of the Company as to which it directly or indirectly has record or beneficial ownership in favor of such Drag-Along Sale and in opposition of any and all other proposals that could reasonably be expected to delay or impair the consummation of such Drag-Along Sale;
(b)    refrain from exercising any dissenters’ rights or rights of appraisal or similar rights under applicable laws at any time with respect to or in connection with such Drag-Along Sale;
(c)    transfer all of the Equity Securities such Dragged Shareholder then holds to the proposed purchaser at the same price and upon substantially same terms and conditions as the Drag-Along Holders;
(d)    execute and deliver all related documentation and take such other action in support of the Drag-Along Sale as shall reasonably be requested by the Drag-Along Holders, including without limitation, amending the then existing memorandum and articles of association of the Company;
(e)    pay their respective pro rata share of expenses incurred in connection with the Drag-Along Sale; and
(f)    join on a pro rata basis (based upon the relative proceeds received in such transaction) in any indemnification obligations that are part of the terms and conditions of such Drag-Along Sale (other than those that relate specifically to a particular Shareholder, such as indemnification with respect to representations and warranties given by such Shareholder regarding such Shareholder’s title to and ownership of shares, due authorization, enforceability, and no conflicts, which shall instead be given solely by such Shareholder).
The Drag-Along Sale shall constitute a liquidation event of the Company, and all proceeds derived from a Drag-Along Sale shall be distributed among the Shareholders in

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accordance with Memorandum and Articles, taking into account any liquidation preferences to which the Series A Preferred Holders, the Series B Preferred Holders, the Series B+ Preferred Holders, the Series C Preferred Holders and the Series C+ Preferred Holders are entitled thereunder. Notwithstanding any provision to the contrary, the share transfer restrictions set out in the Right of First Refusal and Co-Sale Agreement shall not apply to any transfers made pursuant to this Section 11.
11.2    Representation and Undertaking.
(i)    Any such sale or disposition by the Dragged Shareholders shall be on the terms and conditions as set forth in the Drag-Along Notice. Such Dragged Shareholders shall be required to make customary and usual representations and warranties in connection with the Drag-Along Sale, including, without limitation, as to their ownership and authority to sell, free of all Liens, claims and encumbrances of any kind, the shares proposed to be transferred or sold by such Dragged Shareholders; and any violation or breach of or default under (with or without the giving of notice or the lapse of time or both) any law or regulation applicable to such Dragged Shareholders or any material contract to which such Dragged Shareholders is a party or by which they are bound.
(ii)    Each of the Dragged Shareholders undertakes to obtain all consents, permits, approvals, orders, authorizations or registrations, qualifications, designations, declarations or filings with any governmental authority or any third party, which are required to be obtained or made in connection with the Drag-Along Sale.
11.3    Drag-Along Notice. Prior to making any Drag-Along Sale in which the Drag-Along Holders wish to exercise their rights under this Section 11, the Drag-Along Holders shall provide the Board, the Company and the Dragged Shareholders with written notice (the “Drag-Along Notice”) not less than thirty (30) days prior to the proposed date of the Drag-Along Sale (the “Drag-Along Sale Date”). The Drag-Along Notice shall set forth: (i) the name and address of the proposed purchasers; (ii) the proposed amount and form of consideration to be paid, and the terms and conditions of payment offered by each of the purchasers; (iii) the Drag-Along Sale Date; (iv) the number of shares held of record by the Drag-Along Holders on the date of the Drag-Along Notice which form the subject to be transferred, sold or otherwise disposed of by the Drag-Along Holders; (v) the nature and the structure of the Drag-Along Sale, and (vi) the number of shares of the Dragged Shareholders to be included in the Drag-Along Sale (if any).
11.4    Transfer Certificate. On the Drag-Along Sale Date, to the extent the Drag-Along Sale is structured as an equity transfer transaction, each of Drag-Along Holders and the Dragged Shareholders shall each deliver or cause to be delivered an instrument of transfer and a certificate or certificates evidencing its Equity Securities to be included in the Drag-Along Sale, duly endorsed for transfer with signatures guaranteed, to such third party purchasers in the manner and at the address indicated in the Drag-Along Notice.
11.5    Payment. If the Drag-Along Holders or the Dragged Shareholders receive the purchase price for their shares or such purchase price is made available to them as part of a Drag-Along Sale, to the extent the Drag-Along Sale is structured as an equity transfer transaction, and,

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in either case they fail to deliver certificates evidencing their shares as described in this Section 11, they shall for all purposes be deemed no longer to be a Shareholder of the Company (with the register of members of the Company updated to reflect such status), shall have no voting rights, shall not be entitled to any dividends or other distributions with respect to any shares held by them, shall have no other rights or privileges as a Shareholder of the Company. In addition, the Company shall stop any subsequent transfer of any such shares held by such Shareholders.
12.    Additional Covenants.
12.1    ESOP. The identities of the recipients of awards under the ESOP (the “Recipient”) shall be subject to the approvals of the Administrator. Unless the Administrator determines otherwise, the Recipient’s awards shall vest twenty-five percent (25%) at the end of the first year from the date of granting and thereafter vest on a monthly basis (at a rate of 1/48th of total amount) such that the entire grant of awards vests in its entirety over a period of four years.
12.2    Control of Subsidiaries. The Company shall institute and keep in place such arrangements as are reasonably satisfactory to the Majority Preferred Holders such that the Company (i) will at all times control the operations of each other Group Company, and (ii) will at all times be permitted to properly consolidate the financial statements for each Group Company in accordance with the GAAP.
12.3    Future Holders of Ordinary Shares. Except with the written consent of the Majority Preferred Holders, the Company covenants that it will cause all future holders of the Company’s Ordinary Shares and all future holders of Ordinary Share Equivalents convertible, exchangeable or exercisable of the Company’s Ordinary Shares (other than the grantees who have been or will be granted Equity Securities of the Company under the ESOP) to join this Agreement as a party. The Parties hereby agree that such future holders may become parties to this Agreement by executing an instrument of accession to this Agreement in a standard and customary form reasonably satisfactory to the Majority Preferred Holders, without any amendment to this Agreement, pursuant to this Section 12.3.
12.4    Non-compete. Unless otherwise permitted by the Majority Preferred Holders, the Founder
(a)    shall, during the time when he is a director, officer or employee of any Group Company, or a direct or indirect holder holding more than fifteen percent (15%) of the total Equity Securities (on a fully diluted and as-converted basis) of any Group Company (“Relevant Period”), devote his full time and attention to the business of the Group Companies and will use his best efforts to develop the business and interests of the Group Companies.
(b)    during the Relevant Period and for twenty-four (24) months after the Relevant Period, shall not, and shall cause his Affiliate or Associate not to, directly or indirectly,
(i)    own, manage, engage in, operate, control, work for, consult with, render services for, do business with, maintain any interest in (proprietary, financial or otherwise) or participate in the ownership, management, operation or control of, any business, whether in

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corporate, proprietorship or partnership form or otherwise, that is related to the business of any Group Company or otherwise competes with the Group Companies (a “Restricted Business”), provided, however, that the restrictions contained in this clause (i) shall not restrict the acquisition by the Founder, directly or indirectly, of any publicly traded shares of any company engaged in a Restricted Business;
(ii)    solicit any Person who is or has been at any time a customer of the Group Companies for the purpose of offering to such customer goods or services similar to or competing with those offered by any Group Company, or canvass or solicit any Person who is or has been at any time a supplier or licensor or customer of any Group Company for the purpose of inducing any such Person to terminate its business relationship with such Group Company; or
(iii)    solicit or entice away or endeavor to solicit or entice away any director, officer, consultant or employee of any Group Company.
(c)    except (x) as otherwise contemplated under the Transaction Documents, (y) on behalf of and for the benefit of the Group Companies, and (z) in the ordinary course of the Group Companies’ business, shall not intentionally disclose to any Person or use, whether directly or indirectly; any information about the business conducted by any Group Company, or in relation to any Group Company, their respective clients, customers, suppliers and franchisees, and any proprietary information of any Group Company, in whatever media, that is not available to the general public or otherwise available to such Person pursuant to other provisions of the Transaction Documents without Founder’s breach of this Section 12.4(c).
(d)    The Founder expressly agrees that the limitations set forth in this Section 12.4 are reasonably tailored and reasonably necessary in light of the circumstances. Furthermore, if any provision of this Section 12.4 is more restrictive than permitted by the Laws of any jurisdiction in which a Party seeks enforcement thereof, then this Section 12.4 will be enforced to the greatest extent permitted by Law. Each of the undertakings contained in this Section 12 4 shall be enforceable by each Group Company and each Investor separately and independently of the right of the other Group Companies and the other Investors.
12.5    No Avoidance. Each Party will not, by any voluntary action, avoid or seek to avoid the observance or performance of any of the terms to be performed hereunder by such Party, and each Party will at all times in good faith assist and take action as appropriate in the carrying out of all of the provisions of this Agreement.
12.6    Confidentiality.
(i)    Confidential Information. The terms and conditions of the Transaction Documents (including the existence thereof), and all exhibits and schedules attached to such agreements, and the documents, materials, and other information obtained by any Investor upon exercising its information and inspection rights hereunder, including its existence and all information of a confidential nature furnished by any Party hereto and by representatives of such Party to any other Party hereto or any of the representatives of such Party shall be considered

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confidential information (collectively, the “Confidential Information”) and shall not be disclosed by any Party hereto to any third party except in accordance with the provisions set forth below.
(ii)    Press Releases. No announcement regarding any of the Confidential Information in a press release, conference, advertisement, announcement, professional or trade publication, mass marketing materials or otherwise to the general public may be made without the prior written consent of the Board (including the affirmative vote of the Investor Directors).
(iii)    Permitted Disclosures. Notwithstanding the foregoing, Section 12.6(i) shall not apply to (a) Confidential Information which a restricted party learns from a third party which such third party is reasonably believed to have the right to make the disclosure, provided that the restricted party complies with any restrictions imposed by such third party; (b) Confidential Information which is rightfully in the restricted party’s possession prior to the time of disclosure by the protected party and not acquired by the restricted party under a confidentiality obligation; (c) Confidential Information which enters the public domain without breach of confidentiality by the restricted party, (d) disclosures of Confidential Information by a Party to its current or bona fide prospective investors, Affiliates and their respective employees, bankers, lenders, accountants, legal counsels, business partners or representatives or advisors who need to know such information, in each case only where such persons or entities are informed of the confidential nature of the Confidential Information and are under appropriate nondisclosure obligations substantially similar to those set forth in Section 12.6, (e) disclosures of Confidential Information to a bona fide purchaser or transferee of the shares held by the shareholders of any Group Company where such purchaser or transferee is informed of the confidential nature of the Confidential Information and is under appropriate nondisclosure obligations substantially similar to those set forth in this Section 12.6, (f) disclosures of Confidential Information to any Person if such disclosure is approved in writing by the Company, the Founder and the Investors, and (g) disclosures of Confidential Information to the extent required pursuant to applicable Law (including the applicable rules of any stock exchange), in which case the party required to make such disclosure (the “Disclosing Party”) shall provide the other Parties hereto with prompt written notice of that fact, shall consult with the other Parties hereto regarding such disclosure, and shall, to the extent reasonably possible and with the cooperation and reasonable efforts of the other Parties, seek a protective order, confidential treatment or other appropriate remedy. In such event, the Disclosing Party shall furnish only that portion of the information which is legally required to be disclosed.
(iv)    The provisions of this Section 12.6 shall supersede the provisions of any separate nondisclosure agreement executed by any of the Parties hereto with respect to the transactions contemplated hereby, including without limitation, any term sheet, letter of intent, memorandum of understanding or other similar agreement entered into by and among any Parties hereof in respect of the transactions contemplated hereby.
12.7    Most Favorable Terms.
(i)    Subject to Section 12.7(ii), if the Company, in connection with any duly approved issuance of New Securities, grants rights to any new investor or shareholder that are more favorable than the terms granted to the Preferred Holders pursuant to this Agreement and other Transaction Documents (the “MFA Terms”), whether such rights are included in the terms of the

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New Securities or are granted to such Person, the Company shall, and the Ordinary Holders shall cause the Company to, extend all such MFA Terms to the Preferred Holders, and the Company shall take, and the Ordinary Holders shall cause the Company to take, all necessary actions in order to effect the foregoing provisions of this Section 12.7.
(ii)    Without prejudice to the foregoing, unless approved by the Majority Series A Preferred Holders, the Majority Series B Preferred Holder, the Majority Series B+ Preferred Holder, the Majority Series C Preferred Holder or the Majority Series C+ Preferred Holder (as the case may be) in advance in writing, the rights, preferences, privileges or powers of any Series A Preferred Shares, Series B Preferred Shares, Series B+ Preferred Shares, Series C Preferred Shares or Series C+ Preferred Shares shall not be subordinated or junior to or less favorable than, the rights granted to any other existing or future shareholder of the Company.
12.8    Key Persons Reserve Shares and Key Persons Incentive Plan.
(i)    The Ordinary Shares held by the BVI Company 2 as of the date hereof and from time to time (the “Key Persons Reserve Shares”) may be transferred to the current or future Key Employees of any Group Company as incentive for their devotion of full time and attention to the business of the Group Companies (the “Key Persons Incentive Plan”); provided that, (i) any terms and conditions of the transfer of the Key Persons Reserve Shares to a recipient (a “Key Person Shareholder”) under the Key Persons Incentive Plan, including the identities of the recipient, the number of Key Persons Reserve Shares to be transferred (the “Transferred Shares”) and the form and substance of the transfer agreement, shall be subject to the decision and discretion of the Founder after consultation with Shunwei, SIG and Morningside, (ii) the transfer price of the Key Persons Reserve Shares shall be equal to par value of such share (subject to the adjustment of share split, share combination, share dividend and other similar recapitalization events) or at a nominal price; (iii) a Key Person Shareholder, prior to the completion of the transfer, shall have executed (x) a document in form and substance reasonably satisfactory to the Majority Preferred Holders assuming the obligations of an Ordinary Holder under each Transaction Document as an Ordinary Holder with respect to the Transferred Shares and giving his representations and warranties to the Investors that he has complied with all requirements of the applicable Laws with respect to his holding of Transferred Shares, and (y) a restricted shares agreement, pursuant to which, one hundred percent (100%) of Transferred Shares shall initially be subject to the repurchase right of the Company with the repurchase price at par value per share, twenty-five percent (25%) of the Transferred Shares shall be released from the Company’s repurchase right at the first (1st) anniversary of the date of such transfer and the remaining of the Transferred Shares shall be released monthly in thirty-six (36) equal installments over three (3) years from the date of the first (1st) anniversary of the date of such transfer, provided in each case of subsections (x) and (y) above that such Key Person Shareholder remains as an employee on a continuing full time basis of any Group Company as of the date of such respective release.
(ii)    Notwithstanding to the foregoing, before any Key Persons Reserve Shares are transferred from the BVI Company 2 to the Key Person Shareholders (the “Remaining Key Persons Reserve Shares”), the Founder shall be deemed as the beneficiary owner of these Remaining Key Persons Reserve Shares and shall, through the BVI Company 2 have all right, title

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and interest in all the Remaining Key Persons Reserve Shares (including the voting rights and dividend rights as an Ordinary Holder of the Company).
12.9    Qualified IPO. From the date of the Closing, each of the Group Companies, the Ordinary Holders and the Founder shall use their respective best efforts to effectuate a Qualified IPO of the Ordinary Shares of the Company on a recognized regional or national securities exchange in the United States or Hong Kong or such other jurisdiction and securities exchange as jointly determined by the Investors and the Company.
12.10    Compliance with Laws. The Group Companies shall, and the Ordinary Holders and the Founder shall cause the Group Companies to, conduct their respective business in compliance in all material respects with all applicable Laws, and obtain, make and maintain in effect, all Consents from the relevant Governmental Authority or other Person required in respect of the due and proper establishment and operations of each Group Company in accordance with applicable Laws. The Founder and any other Person who is required to comply with the SAFE Rules and Regulations shall, and the Group Companies shall cause them to, at the expense of the Founder or such other Person, fully comply with all requirements of the Governmental Authorities with respect to his direct or indirect holding of Equity Securities in the BVI Companies, the Company and its Subsidiaries on a continuing basis (including all reporting obligations imposed by and all Consents required by the SAFE Rules and Regulations and the Governmental Authorities in connection therewith). Without limiting the generality of the foregoing, none of the Group Companies shall, and the Ordinary Holders and the Founder shall cause each Group Company not to, and the Parties shall ensure that its and their respective Affiliates and its respective officers, directors, and representatives shall not, directly or indirectly, (a) offer or give anything of value to any Public Official with the intent of obtaining any improper advantage, affecting or influencing any act or decision of any such Person, assisting any Group Company in obtaining or retaining business for, or with, or directing business to, any Person, or constituting a bribe, kickback or illegal or improper payment to assist any Group in obtaining or retaining business, (b) take any other action, in each case, in violation of the Foreign Corrupt Practices Act of the United States of America, as amended (as if it were a U.S. Person), or any other applicable similar anti-corruption, recordkeeping and internal controls Laws, or (c) establish or maintain any fund or assets in which any Group Company has proprietary rights that have not been recorded in its books and records of Group Company.
12.11    Employment Agreement, Confidentiality and Invention Assignment Agreement and Non-competition Agreement. The Company and each other Group Company shall, to the fullest extent permitted under applicable Laws, cause each Key Employee thereafter employed by such Group Company to enter into an employment agreement, a confidentiality and invention assignment agreement and a non-competition agreement in the substantial forms attached hereto as Exhibit B.
13.    Miscellaneous.
13.1    Termination. This Agreement shall terminate upon mutual consent of the Parties hereto. The provisions of Sections 7, 8, 9, 10, and 11 shall terminate on the consummation of a Qualified IPO. If this Agreement terminates, the Parties shall be released from their obligations under this Agreement, except in respect of any obligation stated explicitly or otherwise, to continue

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to exist after the termination of this Agreement. If any Party breaches this Agreement before the termination of this Agreement, it shall not be released from its obligations arising from such breach on termination.
13.2    Further Assurances. Upon the terms and subject to the conditions herein, each of the Parties hereto agrees to use its reasonable best efforts to take or cause to be taken all action, to do or cause to be done, to execute such further instruments, and to assist and cooperate with the other Parties hereto in doing, all things necessary, proper or advisable under applicable Laws or otherwise to consummate and make effective, in the most expeditious manner practicable, the transactions contemplated by this Agreement and, to the extent reasonably requested by another Party, to enforce rights and obligations pursuant hereto.
13.3    Assignments and Transfers; No Third Party Beneficiaries. Except as otherwise provided herein, this Agreement and the rights and obligations of the Parties hereunder shall inure to the benefit of, and be binding upon, their respective successors, assigns and legal representatives, but shall not otherwise be for the benefit of any third party. Subject to Section 6.7 hereof, the rights of any Investor/Preferred Holder hereunder are assignable to any Person in connection with the transfer (subject to Applicable Securities Laws and other Laws) of Equity Securities held by such Investor/Preferred Holder but only to the extent of such transfer, and any such transferee shall execute and deliver to the Company a Joinder Agreement becoming a party hereto as an “Investor”/“Preferred Holder” subject to the terms and conditions hereof. Subject to the foregoing, except as otherwise provided in the Transaction Documents, this Agreement and the rights and obligations of any Party hereunder shall not otherwise be assigned without the mutual written consent of the other Parties.
13.4    Governing Law. This Agreement shall be governed by and construed under the Laws of Hong Kong, without regard to principles of conflict of laws thereunder.
13.5    Dispute Resolution.
(i)    Any dispute, controversy or claim (each, a “Dispute”) arising out of or relating to this Agreement, or the interpretation, breach, termination, validity or invalidity thereof, shall be referred to arbitration upon the demand of either party to the dispute with notice (the “Arbitration Notice”) to the other.
(ii)    The Dispute shall be settled by arbitration in Hong Kong by the Hong Kong International Arbitration Centre (the “HKIAC”) in accordance with the Hong Kong International Arbitration Centre Administered Arbitration Rules (the “HKIAC Rules”) in force when the Arbitration Notice is submitted in accordance with the HKIAC Rules. There shall be one (1) arbitrator. The HKIAC Council shall select the arbitrator, who shall be qualified to practice law in Hong Kong.
(iii)    To the extent that the HKIAC Rules are in conflict with the provisions of this Section 13.5, including the provisions concerning the appointment of the arbitrators, the provisions of this Section 13.5 shall prevail.

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(iv)    The arbitration shall be conducted in both Chinese and English. Each party to the arbitration shall cooperate with each other party to the arbitration in making full disclosure of and providing complete access to all information and documents requested by such other party in connection with such arbitral proceedings, subject only to any confidentiality obligations binding on such party.
(v)    The award of the arbitral tribunal shall be final and binding upon the parties thereto, and the prevailing party may apply to a court of competent jurisdiction for enforcement of such award.
(vi)    The arbitral tribunal shall decide any Dispute submitted by the parties to the arbitration strictly in accordance with the substantive Law of Hong Kong (without regard to principles of conflict of Laws thereunder) and shall not apply any other substantive Law.
(vii)    Any party to the Dispute shall be entitled to seek preliminary injunctive relief, if possible, from any court of competent jurisdiction pending the constitution of the arbitral tribunal.
(viii)    During the course of the arbitral tribunal’s adjudication of the Dispute, this Agreement shall continue to be performed except with respect to the part in dispute and under adjudication.
(ix)    The Parties to this Agreement agree to the consolidation of arbitrations under the Transaction Documents in accordance with the following:
(1)    In the event of two or more arbitrations having been commenced under any of the Transaction Documents, the tribunal in the arbitration first filed (the “Principal Tribunal”) may in its sole discretion, upon the application of any party to the arbitrations, order that the proceedings be consolidated before the Principal Tribunal if (A) there are issues of fact and/or law common to the arbitrations, (B) the interests of justice and efficiency would be served by such a consolidation, and (C) no prejudice would be caused to any party in any material respect as a result of such consolidation, whether through undue delay or otherwise. Such application shall be made as soon as practicable and the party making such application shall give notice to the other parties to the arbitrations.
(2)    The Principal Tribunal shall be empowered to (but shall not be obliged to) order at its discretion, after inviting written (and where desired oral) representations from the parties that all or any of such arbitrations shall be consolidated or heard together and/or that the arbitrations be heard immediately after another and shall establish a procedure accordingly. All Parties shall take such steps as are necessary to give effect and force to any orders of the Principal Tribunal.
(3)    If the Principal Tribunal makes an order for consolidation, it: (A) shall thereafter, to the exclusion of other arbitral tribunals, have jurisdiction to resolve all disputes forming part of the consolidation order; (B) shall order that notice of the consolidation order and its effect be given immediately to any arbitrators already appointed in relation to the disputes that

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were consolidated under the consolidation order; and (C) may also give such directions as it considers appropriate (a) to give effect to the consolidation and make provision for any costs which may result from it (including costs in any arbitration rendered functus officio under this Section 13.5); and (b) to ensure the proper organization of the arbitration proceedings and that all the issues between the parties are properly formulated and resolved.
(4)    Upon the making of the consolidation order, any appointment of arbitrators relating to arbitrations that have been consolidated by the Principal Tribunal (except for the appointment of the arbitrators of the Principal Tribunal itself) shall for all purposes cease to have effect and such arbitrators are deemed to be functus officio, on and from the date of the consolidation order. Such cessation is without prejudice to (A) the validity of any acts done or orders made by such arbitrators before termination, (B) such arbitrators’ entitlement to be paid their proper fees and disbursements and (C) the date when any claim or defence was raised for the purpose of applying any limitation period or any like rule or provision.
(5)    The Parties hereby waive any objections they may have as to the validity and/or enforcement of any arbitral awards made by the Principal Tribunal following the consolidation of disputes or arbitral proceedings in accordance with this Section 13.5 where such objections are based solely on the fact that consolidation of the same has occurred.
13.6    Notices. Any notice required or permitted pursuant to this Agreement shall be given in writing and shall be given either personally or by sending it by next-day or second-day courier service, fax, electronic mail or similar means to the address of the relevant Party as shown on Schedule II (or at such other address as such Party may designate by fifteen (15) days’ advance written notice to the other Parties to this Agreement given in accordance with this Section 13.6). Where a notice is sent by next-day or second-day courier service, service of the notice shall be deemed to be effected by properly addressing, pre-paying and sending by next-day or second-day service through an internationally-recognized courier a letter containing the notice, with a written confirmation of delivery, and to have been effected at the earlier of (i) delivery (or when delivery is refused) and (ii) expiration of two (2) Business Days after the letter containing the same is sent as aforesaid. Where a notice is sent by fax or electronic mail, service of the notice shall be deemed to be effected by properly addressing, and sending such notice through a transmitting organization, with a written confirmation of delivery, and to have been effected on the day the same is sent as aforesaid, if such day is a Business Day and if sent during normal business hours of the recipient, otherwise the next Business Day. Notwithstanding the foregoing, to the extent a “with a copy to” address is designated, notice must also be given to such address in the manner above for such notice, request, consent or other communication hereunder to be effective.
13.7    Expenses. If any action at law or in equity is necessary to enforce or interpret the terms of this Agreement, the prevailing Party shall be entitled to reasonable attorneys’ fees, costs and necessary disbursements in addition to any other relief to which such Party may be entitled.
13.8    Rights Cumulative; Specific Performance. Each and all of the various rights, powers and remedies of a Party hereto will be considered to be cumulative with and in addition to any other rights, powers and remedies which such Party may have at Law or in equity in the event

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of the breach of any of the terms of this Agreement. The exercise or partial exercise of any right, power or remedy will neither constitute the exclusive election thereof nor the waiver of any other right, power or remedy available to such Party. Without limiting the foregoing, the Parties hereto acknowledge and agree irreparable harm may occur for which money damages would not be an adequate remedy in the event that any of the provisions of this Agreement were not performed in accordance with their specific terms or were otherwise breached. It is accordingly agreed that the Parties shall be entitled to injunction to prevent breaches of this Agreement and to enforce specifically the terms and provisions of this Agreement.
13.9    Successor Indemnification. If any Group Company or any of its successors or assignees consolidates with or merges into any other Person and is not the continuing or surviving corporation or entity of such consolidation or merger, then to the extent necessary, proper provision shall be made so that the successors and assignees of such Group Company assume the obligations of such Group Company with respect to indemnification of each Investor Director as in effect immediately before such transaction, whether such obligations are contained in the Charter Documents, or elsewhere, as the case may be.
13.10    Breach of Contract. To the fullest extent permitted by Laws, each Party (the “Breaching Party”) covenants and agrees to indemnify and hold harmless the other Parties, together with its officers, directors, partners, stockholders, employees, trustees or other Affiliates (collectively, the “Indemnified Persons”, and each, an “Indemnified Person”), from and against any and all Losses, as incurred, insofar as such Losses arise out of or in connection with (a) any inaccuracy in or breach of any representation, warranty, covenant or agreement made by the Breaching Party in this Agreement or in any writing delivered pursuant to this Agreement; or (b) the failure of such Breaching Party to perform or observe fully any covenant, agreement or other provision to be performed or observed by it pursuant to this Agreement. If and to the extent that such indemnification is unenforceable for any reason, such Breaching Party shall make the maximum contribution to the payment and satisfaction of such indemnified liabilities permissible under applicable Laws.
13.11    Severability. In case any provision of the Agreement shall be invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired thereby. If, however, any provision of this Agreement shall be invalid, illegal, or unenforceable under any such applicable Law in any jurisdiction, it shall, as to such jurisdiction, be deemed modified to conform to the minimum requirements of such Law, or, if for any reason it is not deemed so modified, it shall be invalid, illegal, or unenforceable only to the extent of such invalidity, illegality, or limitation on enforceability without affecting the remaining provisions of this Agreement, or the validity, legality, or enforceability of such provision in any other jurisdiction.
13.12    Amendments and Waivers. Any provision in this Agreement and the Memorandum and Articles may be amended only by the written consent of (i) the Company; (ii) each Preferred Holder; and (iii) the Founder; provided, however, that no amendment shall be effective or enforceable in respect of an Ordinary Holder or a Preferred Holder if such amendment affects such Ordinary Holder or such Preferred Holder, respectively, materially and adversely differently from other Ordinary Holders or other Preferred Holders, respectively, unless such Ordinary Holder or

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such Preferred Holder consents in writing to such amendment or waiver. Notwithstanding the foregoing, any Party hereunder may waive any of its/his rights hereunder without obtaining the consent of any Parties. Any amendment or waiver effected in accordance with this Section 13.12 shall be binding upon all the Parties hereto.
13.13    No Waiver. Failure to insist upon strict compliance with any of the terms, covenants, or conditions hereof will not be deemed a waiver of such term, covenant, or condition, nor will any waiver or relinquishment of, or failure to insist upon strict compliance with, any right, power or remedy hereunder at any one or more times be deemed a waiver or relinquishment of such right, power or remedy at any other time or times.
13.14    Delays or Omissions. No delay or omission to exercise any right, power or remedy accruing to any Party under this Agreement, upon any breach or default of any other Party under this Agreement, shall impair any such right, power or remedy of such non-breaching or non-defaulting Party nor shall it be construed to be a waiver of any such breach or default, or an acquiescence therein, or of or in any similar breach or default thereafter occurring; nor shall any waiver of any single breach or default be deemed a waiver of any other breach or default theretofore or thereafter occurring. Any waiver, permit, consent or approval of any kind or character on the part of any Party of any breach or default under this Agreement, or any waiver on the part of any Party of any provisions or conditions of this Agreement, must be in writing and shall be effective only to the extent specifically set forth in such writing.
13.15    No Presumption. The Parties acknowledge that any applicable Law that would require interpretation of any claimed ambiguities in this Agreement against the Party that drafted it has no application and is expressly waived. If any claim is made by a Party relating to any conflict, omission or ambiguity in the provisions of this Agreement, no presumption or burden of proof or persuasion will be implied because this Agreement was prepared by or at the request of any Party or its counsel.
13.16    Counterparts. This Agreement may be executed in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument. Facsimile and e-mailed copies of signatures shall be deemed to be originals for purposes of the effectiveness of this Agreement.
13.17    Entire Agreement. This Agreement (including the Exhibit and the Schedule hereto) constitutes the full and entire understanding and agreement among the Parties with regard to the subjects hereof, and supersedes all other agreements between or among any of the Parties with respect to the subject matter hereof. Without limiting the generality of the foregoing, the Prior Agreement shall be null and void and have no force or effect whatsoever as of the date hereof; provided that nothing herein shall (i) relieve any party to the Prior Agreement from any liability thereunder (including liability for any breach thereof occurring prior to the date of this Agreement) that has already accrued as of the date of this Agreement, or (ii) constitute a waiver of any rights, remedies or claims which a party to the Prior Agreement may have thereunder with respect to the foregoing accrued liability.

46	Shareholders Agreement

13.18    Control. In case of any conflict or inconsistency between any of the terms of this Agreement and any of the terms of any of the Charter Documents for any of the Group Companies and the BVI Companies, or in case of any dispute related to any such Charter Document, the terms of this Agreement shall prevail in all respects, the Parties shall give full effect to and act in accordance with the provisions of this Agreement over the provisions of the Charter Documents, and the Parties hereto shall exercise all voting and other rights and powers (including to procure any required alteration to such Charter Documents to resolve such conflict or inconsistency) to make the provisions of this Agreement effective, and not to take any actions that impair any provisions in this Agreement.
13.19    Aggregation of Shares. All Shares held or acquired by any Affiliates shall be aggregated together for the purpose of determining the availability of any rights under this Agreement.
13.20    Adjustments for Share Splits, Etc. Wherever in this Agreement there is a reference to a specific number of Shares of the Company, then, upon the occurrence of any subdivision, combination or share dividend of the relevant class or series of the Shares, the specific number of shares so referenced in this Agreement shall automatically be proportionally adjusted to reflect the effect on the outstanding shares of such class or series of Shares by such subdivision, combination or share dividend.
13.21    Use of English Language. This Agreement has been executed and delivered in the English language. Any translation of this Agreement into another language shall have no interpretive effect. All documents or notices to be delivered pursuant to or in connection with this Agreement shall be in the English language or, if any such document or notice is not in the English language, accompanied by an English translation thereof, and the English language version of any such document or notice shall control for purposes thereof.
13.22    Effectiveness of this Agreement. This Agreement shall become effective when one or more counterparts have been signed by each Party and delivered to the other Parties.
13.23    Independent Nature of Investors’ Obligations and Rights. The obligations of each Investor under this Agreement are several and not joint, and no Investor is responsible in any way for the performance or conduct of any other Investor in connection with the transactions contemplated hereby. Nothing contained herein and no action taken by any Investor pursuant hereto shall be or shall be deemed to constitute a partnership, association, joint venture, or joint group with respect to the Investors. Each Investor agrees that no other Investor has acted as an agent for such Investor in connection with the transactions contemplated hereby.
13.24    Joinder Agreement. Any Person who has subscribed for Series C+ Preferred Shares pursuant to that certain Co-Investment Agreement after the date hereof may become a party to this Agreement by executing and delivering to the Company a Joinder Agreement, upon which such Person shall be deemed to be a party to this Agreement from the date of such delivery and shall be afforded the applicable rights and privileges under this Agreement, whereupon Schedule I-B and Schedule II to this Agreement shall be deemed to have been updated with the information of such Person as set forth in the Joinder Agreement, as applicable.

47	Shareholders Agreement

13.25    Waiver of Potential Conflicts of Interest. Each of the Parties acknowledges that Wilson Sonsini Goodrich & Rosati, Professional Corporation (together with its Affiliates, collectively “WSGR”) may have represented and may currently represent certain of the Investors. In the course of such representation, WSGR may have come into possession of confidential information relating to such Investors. Each of the Parties acknowledges that WSGR is representing only the Company in the transactions contemplated by this Agreement and other Transaction Documents. Pursuant to Rule 3-310 of the Rules of Professional Conduct promulgated by the State Bar of California, an attorney must avoid representations in which the attorney has or had a relationship with another party interested in the representation without the informed written consent of all parties affected. By executing this Agreement, each of the Parties hereby waives any actual or potential conflict of interest which may arise as a result of WSGR’s representation of such Persons and WSGR’s possession of such confidential information. Each of the Parties represents that it has had the opportunity to consult with independent counsel concerning the giving of this waiver.
[The remainder of this page has been intentionally left blank]

48	Shareholders Agreement

IN WITNESS WHEREOF, the parties hereto have caused their respective duly authorized representatives to execute this Agreement on the date first written above.

COMPANY:	Agora, Inc

	By:	/s/ ZHAO Bin
	Name:	ZHAO Bin
	Title:	Director

Signature Page to Shareholders Agreement

IN WITNESS WHEREOF, the parties hereto have caused their respective duly authorized representatives to execute this Agreement on the date first written above.

FOUNDER:

	By:	/s/ ZHAO Bin
	Name:	ZHAO Bin

BVI COMPANY:	Soundscape Limited

	By:	/s/ ZHAO Bin
	Name:	ZHAO Bin
	Title:	Director

BVI COMPANY:	VoiceCrew Limited

	By:	/s/ ZHAO Bin
	Name:	ZHAO Bin
	Title:	Director

BVI COMPANY:	YY TZ Limited

	By:	/s/ ZHAO Bin
	Name:	ZHAO Bin
	Title:	Director

Signature Page to Shareholders Agreement

IN WITNESS WHEREOF, the parties hereto have caused their respective duly authorized representatives to execute this Agreement on the date first written above.

GROUP COMPANY:	Agora IO, Inc

	By:	/s/ ZHAO Bin
	Name:	ZHAO Bin
	Title:	Director

GROUP COMPANY:	Agora Lab, Inc

	By:	/s/ ZHAO Bin
	Name:	ZHAO Bin
	Title:	Director

GROUP COMPANY:	Agora IO Hongkong Limited

	By:	/s/ ZHAO Bin
	Name:	ZHAO Bin
	Title:	Director

GROUP COMPANY:	达音网络科技༈上海༉有限公司

	By:	/s/ ZHAO Bin
	Name:	ZHAO Bin
	Title:	Legal Representative

Signature Page to Shareholders Agreement

GROUP COMPANY:	上海兆言网络科技有限公司

	By:	/s/ ZHAO Bin
	Name:	ZHAO Bin
	Title:	Legal Representative

Signature Page to Shareholders Agreement

IN WITNESS WHEREOF, the parties hereto have caused their respective duly authorized representatives to execute this Agreement on the date first written above.

INVESTOR:	SIG China Investments Master Fund III, LLLP

By: SIG Asia Investment, LLLP,
Its Authorized Agent

By: Heights Capital Management, Inc.,
Its Authorized Agent

	By:	/s/ Michael Spolan
	Name:	Michael Spolan
	Title:	General Counsel

INVESTOR:	SIG Global China Fund I,LLLP

By: SIG Asia Investment, LLLP,
Its Authorized Agent

By: Heights Capital Management, Inc.,
Its Authorized Agent

	By:	/s/ Michael Spolan
	Name:	Michael Spolan
	Title:	General Counsel

Signature Page to Shareholders Agreement

IN WITNESS WHEREOF, the parties hereto have caused their respective duly authorized representatives to execute this Agreement on the date first written above.

INVESTOR:	IDG Technology Venture Investment V, L.P.

By: IDG Technology Venture Investment V, LLC, its General Partner

	By:	/s/ Chi Sing HO
	Name:	Chi Sing HO
	Title:	Authorised Signatory

Signature Page to Shareholders Agreement

IN WITNESS WHEREOF, the parties hereto have caused their respective duly authorized representatives to execute this Agreement on the date first written above.

INVESTOR:	Shunwei Technology II Limited

	By:	/s/ Koh Tuck Lye
	Name:	Koh Tuck Lye
	Title:	Director

Signature Page to Shareholders Agreement

IN WITNESS WHEREOF, the parties hereto have caused their respective duly authorized representatives to execute this Agreement on the date first written above.

INVESTOR:	Duowan Entertainment Corp.

	By:	/s/ LI Xueling
	Name:	LI Xueling
	Title:	Director

Signature Page to Shareholders Agreement

IN WITNESS WHEREOF, the parties hereto have caused their respective duly authorized representatives to execute this Agreement on the date first written above.

INVESTOR:	MORNINGSIDE CHINA TMT FUND II, L.P.,
a Cayman Islands exempted limited partnership

By:
MORNINGSIDE CHINA TMT GP II, L.P.,

a Cayman Islands exempted limited partnership, its general partner

By:
TMT GENERAL PARTNER LTD., a Cayman Islands limited company, its general partner

	in	on

/s/ Jill Marie FRANKLIN
Jill Marie FRANKLIN
Authorised Signatory

Signature Page to Shareholders Agreement

IN WITNESS WHEREOF, the parties hereto have caused their respective duly authorized representatives to execute this Agreement on the date first written above.

INVESTOR:	MORNINGSIDE CHINA TMT TOP UP FUND, L.P.,
a Cayman Islands exempted limited partnership

By:
MORNINGSIDE CHINA TMT GP II, L.P., a Cayman Islands exempted limited partnership, its general partner

By:
TMT GENERAL PARTNER LTD.,
a Cayman Islands limited company, its general partner

	in	on

/s/ Jill Marie FRANKLIN
Jill Marie FRANKLIN
Director/ Authorised Signatory

Signature Page to Shareholders Agreement

IN WITNESS WHEREOF, the parties hereto have caused their respective duly authorized representatives to execute this Agreement on the date first written above.

INVESTOR:	MORNINGSIDE CHINA TMT SPECIAL OPPORTUNITY FUND II, L.P.,
a Cayman Islands exempted limited partnership

By:
MORNINGSIDE CHINA TMT GP IV, L.P.,
a Cayman Islands exempted limited partnership, its general partner

By:
TMT GENERAL PARTNER LTD.,
a Cayman Islands limited company, its general partner

	in	on

/s/ Jill Marie FRANKLIN
Jill Marie FRANKLIN
Title: Director/ Authorised Signatory

Signature Page to Shareholders Agreement

IN WITNESS WHEREOF, the parties hereto have caused their respective duly authorized representatives to execute this Agreement on the date first written above..

INVESTOR:	MORNINGSIDE CHINA TMT FUND IV CO-INVESTMENT, L.P.,
a Cayman Islands exempted limited partnership

By:
MORNINGSIDE CHINA TMT GP IV, L.P.,
a Cayman Islands exempted limited partnership, its general partner

By:
TMT GENERAL PARTNER LTD.,
a Cayman Islands limited company, its general partner

	in	on

/s/ Jill Marie FRANKLIN
Jill Marie FRANKLIN
Title: Authorised Signatory

Signature Page to Shareholders Agreement

IN WITNESS WHEREOF, the parties hereto have caused their respective duly authorized representatives to execute this Agreement on the date first written above.

INVESTOR:	Evolution Special Opportunity Fund I, L.P.
a Cayman Islands exempted limited partnership

By: MSVC GP Limited,
a Cayman Islands exempted company, as its general partner

	By:	/s/ Wai Shan WONG
	Name:	Wai Shan WONG
	Title:	Director

INVESTOR:	Evolution Fund I Co-investment, L.P.
a Cayman Islands exempted limited partnership

By: MSVC GP Limited,
a Cayman Islands exempted company, as its general partner

	By:	/s/ Wai Shan WONG
	Name:	Wai Shan WONG
	Title:	Director

Signature Page to Shareholders Agreement

IN WITNESS WHEREOF, the parties hereto have caused their respective duly authorized representatives to execute this Agreement on the date first written above.

INVESTOR:	GGV CAPITAL IV L.P.

By: GGV Capital W L.L.C., its General Partner

	By:	/s/ Stephen Hyndman
	Name:	Stephen Hyndman
	Title:	Attorney in Fact

INVESTOR:	GGV Capital IV Entrepreneurs Fund L.P.

By: GGV Capital W L.L.C., its General Partner

	By:	/s/ Stephen Hyndman
	Name:	Stephen Hyndman
	Title:	Attorney in Fact

Signature Page to Shareholders Agreement

IN WITNESS WHEREOF, the parties hereto have caused their respective duly authorized representatives to execute this Agreement on the date first written above.

INVESTOR:	CRCM Opportunity Fund, L.P.

	By:	/s/ Chun Ding
	Name:	Chun Ding
	Title:	Managing Partner

Signature Page to Shareholders Agreement

IN WITNESS WHEREOF, the parties hereto have caused their respective duly authorized representatives to execute this Agreement on the date first written above.

INVESTOR:	Yan Capital L.P.

By: Yan Capital Management Ltd.,
its Authorized Agent

	By:	/s/ YAN Dan
	Name:	YAN Dan (闫丹)
	Title:	Authorized Signatory

Signature Page to Shareholders Agreement

IN WITNESS WHEREOF, the parties hereto have caused their respective duly authorized representatives to execute this Agreement on the date first written above.

INVESTOR:	Coatue PE Asia XVI LLC

By: Coatue Management, L.L.C.,
its investment manager

	By:	/s/ Zachary Feingold
	Name:	Zachary Feingold
	Title:	Authorized Signatory

Signature Page to Shareholders Agreement

IN WITNESS WHEREOF, the parties hereto have caused their respective duly authorized representatives to execute this Agreement on the date first written above.

INVESTOR:	Internet Fund VI Pte. Ltd.

	By:	/s/ Venkatagiri Mudeliar
	Name:	Venkatagiri Mudeliar
	Title:	Director

Signature Page to Shareholders Agreement

SCHEDULE I-A
SCHEDULE OF SUBSIDIARIES OF THE COMPANY

Company	Place of Incorporation
Agora IO, Inc (“Cayman Co”)	Cayman Islands
Agora IO Hongkong Limited (“Hong Kong Holdco”)	Hong Kong
Agora Lab, Inc. (“US Company”)	California, U.S.
达音网络科技 (上海) 有限公 司 (“WFOE”)	The PRC
上海兆言网络科技有限公司) (“Shanghai Zhaoyan”)	The PRC

SCHEDULE I-B
SCHEUDLE OF INVESTORS

1.	Shunwei Technology II Limited, a company incorporated under the Laws of the British Virgin Islands (“Shunwei”);

2.	Duowan Entertainment Corp., a company incorporated under the Laws of the British Virgin Islands (“YY”);

3.
(i) Morningside China TMT Fund II, L.P., a limited partnership organized and existing under the Laws of the Cayman Islands, (ii) Morningside China TMT Top Up Fund, L.P., a limited partnership organized and existing under the Laws of the Cayman Islands, (iii) Morningside China TMT Special Opportunity Fund II, L.P., a limited partnership organized and existing under the Laws of the Cayman Islands, (iv) Morningside China TMT Fund IV Co-Investment, L.P., a limited partnership organized and existing under the Laws of the Cayman Islands, (v) Evolution Special Opportunity Fund I, L.P., a limited partnership organized and existing under the Laws of the Cayman Islands, and (vi) Evolution Fund I Co-investment, L.P., a limited partnership organized and existing under the Laws of the Cayman Islands (collectively, “Morningside”);

4.	GGV Capital IV Entrepreneurs Fund L.P., a limited partnership formed under the Laws of the State of Delaware (“GGV Fund”);

5.	GGV Capital IV L.P., a limited partnership formed under the Laws of the State of Delaware (“GGV Capital”);

6.	CRCM Opportunity Fund, L.P., a limited partnership incorporated under the Laws of the Cayman Islands (“CRCM”);

7.
SIG China Investments Master Fund III, LLLP (“SIG Fund III”) and SIG Global China Fund I, LLLP (“SIG Fund I”, together with SIG Fund III, “SIG”), each a limited liability limited partnership incorporated under the Laws of the State of Delaware;

8.	IDG Technology Venture Investment V, L.P., a limited partnership organized and existing under the Laws of the State of Delaware (“IDG”);

9.	Yan Capital L.P., an exempted limited partnership duly formed and validly existing under the laws of the Cayman Islands (“Yan Capital”);

10.	Coatue PE Asia XVI LLC, a limited liability company formed in the State of Delaware, United States (“Coatue”); and

11.	Internet Fund VI Pte. Ltd., a company incorporated under the laws of Singapore (“Tiger”).

SCHEDULE II
ADDRESS FOR NOTICES
If to the Company, the BVI Companies, Founder Investco and the Founder:
[***]
If to Shunwei:
[***]
If to YY:
[***]
If to Morningside:
[***]
If to GGV Fund and GGV Capital:
[***]
If to CRCM:
[***]
If to SIG
[***]
If to IDG
[***]
If to Yan Capital:
[***]
If to Coatue:
[***]
If to Tiger:
[***]

EXHIBIT A
FORM OF JOINDER AGREEMENT
This JOINDER AGREEMENT (this “Agreement”) is entered into as of [●], by and between Agora, Inc. (the “Company”) and [New Shareholder], a [●] organized under the laws of [●] (the “New Shareholder”).
WHEREAS, the Company and certain other parties thereto entered into that certain Amended and Restated Shareholders Agreement, dated as of [●] (as it may be amended from time to time in accordance with its terms, the “Shareholders Agreement”);
WHEREAS, on or about the date hereof, [the Company has allotted and issued to the New Shareholder, and the New Shareholder has subscribed from the Company, certain Series C+ Preferred Shares] / [the New Shareholder has acquired [Number and Class of Shares] from [Name of the Transferor]; and
WHEREAS, capitalized terms used but not defined herein shall have the meanings ascribed to such terms in the Shareholders Agreement.
NOW, THEREFORE, the parties hereto agree as follows:
Section 1.1    The New Shareholder is hereby made a party to the Shareholders Agreement as a Shareholder, an Investor and a Series [●] Preferred Holder. The New Shareholder hereby ratifies, as of the date hereof, and agrees to be bound by, all terms and provisions of the Shareholders Agreement applicable to it from and after the date hereof as if it had executed the Shareholders Agreement.
Section 1.2    The New Shareholder represents and warrants to the Company and the other Parties that:

(a)
this Agreement has been duly and validly executed and delivered by the New Shareholder, and this Agreement and the Shareholders Agreement constitute legal and binding obligations of the New Shareholder, enforceable against the New Shareholder in accordance with its terms; and

(b)
the execution and delivery by the New Shareholder of this Agreement and performance by the New Shareholder of this Agreement and the Shareholders Agreement and the consummation by the New Shareholder of the transactions contemplated hereby and thereby will not, with or without the giving of notice or lapse of time, or both (A) violate any Laws, or (B) conflict with, or result in a breach or default under, any term or condition of any agreement or other instrument to which the New Shareholder is a party or by which the New Shareholder is bound, except for such violations, conflicts, breaches or defaults that would not, in the aggregate, materially affect the New Shareholder’s ability to perform its obligations hereunder and thereunder.

Section 1.3    The following shall be added to Schedule II to the Shareholders Agreement:
If to [New Shareholder]:

Address:	[●]
Attn:	[●]
Email:	[●]
Section 1.4 The following shall be added to Schedule I-B to the Shareholders Agreement:
“[New Shareholder], a [type of entity] duly formed and validly existing under the laws of the [place of establishment].”
Section 1.5    Except as expressly set forth herein, nothing herein modifies any of the terms and conditions of the Shareholders Agreement, which shall continue in full force and effect and shall be binding upon the New Shareholder and its successors and assigns in accordance with the terms thereof.
Section 1.6    This Agreement shall be governed by and construed exclusively in accordance with the Laws of Hong Kong (without giving effect to any choice of law principles thereof that would cause the application of the Laws of another jurisdiction).
[Signature page follows]

Accordingly, the New Shareholder has executed and delivered this Agreement as a deed as of the date first written above.

SIGNED as a DEED	)
by [NEW SHAREHOLDER]	)
in the presence of:	)

Name:
[Name of witness]

Address:

Notice Details:

Address: [●]
Email: [●]
Attention: [●]

ACKNOWLEDGED AND AGREED BY:
Agora, Inc.
By:________________________________
Name:
Title:

EXHIBIT B
EMPLOYMENT AGREEMENT, CONFIDENTIALITY AND INVENTION
ASSIGNMENT AGREEMENT AND
NON-COMPETITION AGREEMENT